UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Pattern Group Inc.
(Name of Registrant as Specified in Its Charter)
___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Proxy Statement

Notice of Annual Meeting

pattern

With Pattern at your side, the growth you crave for your brand is *just around the corner.*

Brad
Murdoch
Pattern

Notice of Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on May 15, 2026

Dear Stockholders:
We invite you to attend the 2026 Annual Meeting of Stockholders of Pattern Group Inc. (the ‘‘Company’’ or ‘‘Pattern’’) at 10:00 a.m. Mountain Time on May 15, 2026 (the ‘‘Annual Meeting’’). To enable more stockholders to attend and participate equally, the Annual Meeting will be virtual and conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting https://meetnow.global/MLYHW4L and entering your control number (which can be found on your proxy card or notice of internet availability mailed to you).
At the Annual Meeting, holders of our Series A common stock and Series B common stock will vote on the following matters (with each share of our Series A common stock having one vote and each share of our Series B common stock having twenty votes):

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 15, 2026:
The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://www.envision
reports.com/PTRN.
Whether or not you plan to virtually attend the Annual Meeting, please submit your proxy via the internet, telephone, or by completing, signing, dating, and returning your Proxy Card in the enclosed prepaid business reply envelope.

Proposals
The election of two Class I directors of the Company, each to serve a term of three years. The Company’s Board of Directors intends to present Scott Hilton and Ann Mather for election to the Board;
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
The approval, on an advisory (non-binding) basis, of the compensation paid by the Company to its Named Executive Officers (the ‘‘Say on Pay Vote’’); and
A non-binding advisory vote on the frequency (every one, two, or three years) of future Say on Pay Votes (the “Say on Frequency Vote”).

Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting, or any continuation, postponement, or adjournment of the Annual Meeting.

2026 Proxy Statement	i

Notice of Annual Meeting of Stockholders	Table of Contents

Stockholders of record at the close of business on March 26, 2026 are entitled to vote at the Annual Meeting and any continuations, postponements, or adjournments. To ensure that your vote is recorded promptly, please submit a proxy as soon as possible, even if you plan to virtually attend the Annual Meeting. We encourage you to submit a proxy to have your shares voted at the Annual Meeting via the internet or by telephone. If you received a printed set of proxy materials, you also have the option of submitting your proxy by completing, signing, dating, and returning the proxy card that accompanied the printed materials. Submitting your vote prior to the Annual Meeting will not affect your right to vote at the Annual Meeting if you decide to attend virtually.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders of record entitled to vote at the Annual Meeting a notice of internet availability of proxy materials (the “Notice”) instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the ‘‘2025 Form 10-K’’). The Notice contains instructions on how to access those documents and to cast your vote. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2025 Form 10-K. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.
The Notice is being mailed to stockholders commencing on or about April 2, 2026. Please act as soon as possible to vote your shares whether or not you intend to attend the Annual Meeting.
Thank you for being a stockholder. We appreciate your ownership interest in and support of Pattern.
Sincerely,
David Wright
Chairman of the Board & Chief Executive Officer
April 1, 2026

ii	2026 Proxy Statement

Contents	1 Proxy Statement Summary	2 Proxy Statement

4 Questions and Answers about the Annual Meeting and Procedural Matters	11 Proposal 1 Election of Directors	18 Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

22 Proposal 3 Advisory Vote on the Compensation Paid by the Company to its Named Executive Officers (‘‘Say on Pay Vote’’)	24 Proposal 4 Advisory Vote on the Frequency (Every One, Two, or Three Years) of Future Say on Pay Votes (‘‘Say on Frequency Vote’’)	26 Other Business

27 The Board	39 Compensation Committee Interlocks and Insider Participation	40 Compensation Discussion and Analysis

55 Compensation Committee Report	56 Compensation Tables and Narratives	63 PEO Pay Ratio

73 Report of the Audit Committee	75 Share Ownership of Management, Directors, Nominees and 5% Stockholders	77 Other Information

2026 Proxy Statement	iii

Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our goals, commitments, strategies, and our executive compensation program. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2026 (the ‘‘2025 Form 10-K’’), and in our subsequent filings with the SEC.

A copy of our 2025 Form 10-K, except for exhibits, will be furnished without charge to any stockholder upon written request to Pattern Group Inc., 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043, Attention: Corporate Secretary. This Proxy Statement and our 2025 Form 10-K are also available on the SEC’s website at https://www.sec.gov.

iv	Pattern Group

Proxy Statement Summary			Information about our 2026 Annual Meeting of Stockholders:
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. In this Proxy Statement, we refer to Pattern Group Inc., a Delaware corporation, as “Pattern”, the “Company”, “we,” “us,” or “our” and we refer to the Board of Directors of Pattern as the “Board”.
			Date and Time Friday, May 15, 2026, at 10:00 a.m. Mountain Time

Voting Matters and Board Recommendations
Proposals	Board of Director Recommendations	Page Numbers for Additional Information
Election of Directors	FOR ALL	11
Location
The Annual Meeting will be a completely virtual meeting. You can attend the Annual Meeting by visiting https://meetnow.global/MLYHW4L, where you will be able to listen to the Annual Meeting and follow the instructions in this Proxy Statement.

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	18
Advisory Vote on the Compensation of Our Named Executive Officers	FOR	22
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	EVERY YEAR	24

Record Date:
March 26, 2026
Holders of our Series A common stock or Series B common stock as of the close of business on March 26, 2026 (the “Record Date”) may vote at the Annual Meeting. Our Series A common stock and Series B common stock are collectively referred to in this Proxy Statement as our “common stock.”

2026 Proxy Statement			1

Proxy Statement 2026 Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on May 15, 2026
General
Our Board is soliciting proxies for the 2026 Annual Meeting of Stockholders of Pattern Group Inc. (‘‘Pattern,’’ the ‘‘Company,’’ ‘‘we,’’ “us,” or ‘‘our’’), which will be held at 10:00 a.m. Mountain Time on May 15, 2026 (the ‘‘Annual Meeting’’). The Annual Meeting will be a virtual meeting conducted via live audio webcast through which you can submit questions and vote online. You can access the Annual Meeting by visiting https://meetnow.global/MLYHW4L and entering your control number (which can be found on your proxy card or notice of internet availability mailed to you). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the Annual Meeting.
We have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, a notice of internet availability of proxy materials will be mailed to our stockholders of record entitled to vote at the Annual Meeting. The notice of internet availability of proxy materials (the “Notice”) contains instructions on how to access the proxy materials and our 2025 Form 10-K via the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this Proxy Statement, our 2025 Form 10-K and a form of proxy card or voting instruction card, as applicable.
Please follow the instructions on the Notice mailed to you for details on how to request future proxy materials be sent to you electronically by email or in printed form by mail on an ongoing basis. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it.
Choosing to receive future proxy materials by email will allow us to provide you with the proxy materials you need in a timelier manner, will save us the cost of printing and mailing documents to you, and be more environmentally responsible.
We will send or make available to our stockholders proxy materials, which include this Proxy Statement, the proxy card, and the 2025 Form 10-K, on or about April 2, 2026.
Corporate History
We were incorporated in 2018 under the name Covalent Group, Inc. as a Utah corporation and subsequently converted to a Delaware corporation in 2020. Our wholly-owned subsidiary, Pattern Inc., was incorporated in 2013 as a Utah corporation named iServe Products, Inc. In 2019, iServe Products, Inc. changed its name to Pattern Inc., and subsequently in 2019, the stockholders of Pattern Inc. exchanged all of the issued and outstanding shares of Pattern Inc. for shares of Covalent Group, Inc. In November 2024, Covalent Group, Inc. changed its name to Pattern Group Inc.

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Table of Contents	Proxy Statement

Chief Executive Officer
David Wright is the Company’s co-founder and has served as our Chief Executive Officer (“CEO”), as a member of our Board since its inception in November 2018, and as Chairman of the Board since September 2025. Mr. Wright has served as a member of Pattern Inc.’s board of directors since January 2013.Mr. Wright also serves as the Company’s Principal Executive Officer (“PEO”).
Record Date and Voting Securities
The Board set March 26, 2026 as the record date for the Annual Meeting. Stockholders who owned shares of our Series A common stock and our Series B common stock at the close of business on the Record Date are entitled to virtually attend and vote at the Annual Meeting. Each share of Series A common stock is entitled to one vote. Each share of Series B common stock is entitled to twenty votes. At the Record Date, a total of 155,063,921 shares of Series A common stock and 21,702,510 shares of Series B common stock were outstanding and entitled to vote at the Annual Meeting. The presence in person or by remote communication or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business.
If you were a stockholder as of the close of business on the Record Date and have a control number, you may vote at and ask questions during the Annual Meeting by following the instructions available on the virtual meeting website. Whether or not you plan to attend the Annual Meeting, you may still submit your vote in advance of the Annual Meeting via the internet or by telephone or proxy card as instructed in this Proxy Statement and Notice. If you do not have your control number, you may attend the Annual Meeting as a guest, but you will not have the option to vote your shares during the Annual Meeting or ask questions during the Annual Meeting.
Attendance and Participation
To access the virtual meeting, please visit https://meetnow.global/MLYHW4L. To log in to the virtual meeting, you have two options: Join as a ‘‘Guest’’ or as a ‘‘Stockholder’’. If you join as a ‘‘Stockholder’’ you will be required to enter a control number. Your control number can be found on your proxy card, voting instruction card, or Notice. We will make available for inspection the list of our registered Stockholders entitled to vote at the Annual Meeting for at least 10 days prior to the Annual Meeting at the Company’s principal place of business located at 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043.
If you encounter any technical difficulties with the virtual meeting website on the meeting day during either the check-in or the meeting itself, please call the technical support number at (781) 575-2748 or toll-free at (888) 724-2416. The technical support number will also be posted on the virtual meeting website.

2026 Proxy Statement	3

Questions and Answers about the Annual Meeting and Procedural Matters
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the matters outlined in the Annual Meeting notice provided with this Proxy Statement, including:
•The election of two Class I directors to the Board: Scott Hilton and Ann Mather;
•The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•The approval, on an advisory (non-binding) basis, of the compensation paid by the Company to its Named Executive Officers (the ‘‘Say on Pay Vote’’); and
•The approval, on an advisory (non-binding) basis, of the frequency for holding the stockholder vote on the Named Executive Officer compensation (the “Say on Frequency Vote”).
Who can vote at the Annual Meeting?
Stockholders of record who owned shares of our common stock at the close of business on the Record Date may virtually attend and vote at the Annual Meeting. Holders of our Series A common stock are entitled to cast one vote for each share of Series A common stock held by them on the Record Date. Holders of our Series B common stock are entitled to cast twenty votes for each share of Series B common stock held by them on the Record Date. At the Record Date, a total of 155,063,921 shares of Series A common stock and a total of 21,702,510 shares of Series B common stock were outstanding and entitled to vote at the Annual Meeting.
What are the recommendations of the Board?
Pattern’s Board unanimously recommends votes:

‘‘FOR’’ the election of each of the nominated directors named in this Proxy Statement (see Proposal 1);

‘‘FOR’’ the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see Proposal 2);

4	Pattern Group

Table of Contents	Questions and Answers

‘‘FOR’’ the Say on Pay Vote (see Proposal 3), and

“FOR” the “EVERY YEAR” choice in the Say on Frequency Vote (see Proposal 4).

What is a quorum?
The presence in person or by remote communication, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting on the Record Date will be necessary to constitute a quorum for the Annual Meeting.
We will count shares of common stock represented by proxies that reflect abstentions or ‘‘broker non-votes’’ (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the Annual Meeting and at the Annual Meeting to determine whether a quorum is present.
How do I vote?
You may submit your proxy to have your shares voted via the internet, by telephone, or virtually at the Annual Meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail. In addition, you can virtually attend the Annual Meeting and vote by following the instructions available on the virtual meeting website. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

‘‘FOR’’ each of Scott Hilton and Ann Mather (see Proposal 1);

‘‘FOR’’ the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (see Proposal 2);

‘‘FOR’’ the Say on Pay Vote (see Proposal 3); and

“FOR” the “EVERY YEAR” choice in the Say on Frequency Vote (see Proposal 4).

If you beneficially own your shares or are a ‘‘street name’’ stockholder and you do not return instructions on how to vote to your broker, the proxies will not vote your shares on any of the Proposals except for Proposal 2. The voting of shares held by ‘‘street name’’ stockholders is further discussed below. Additionally, in order to vote at the Annual Meeting, you will need to obtain a signed legal proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot virtually at the Annual Meeting.

2026 Proxy Statement	5

Questions and Answers	Table of Contents

If you hold shares of our common stock in a retirement or savings plan or other similar plan, you may submit your vote via the internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.
How can I attend the Annual Meeting with the ability to ask a question and/or vote?
The Annual Meeting will be a completely virtual meeting of stockholders, which we will conduct exclusively by webcast. You are entitled to participate in the Annual Meeting only if (i) your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), as of the close of business on the Record Date (i.e., a ‘‘Registered Holder’’), or (ii) if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (i.e., a ‘‘Beneficial Holder’’) and hold a valid legal proxy for the Annual Meeting.
We are not holding a physical meeting. We will begin the virtual meeting promptly at 10:00 a.m. Mountain Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined below.
As a Registered Holder, you will be able to attend the Annual Meeting online, ask a question, and vote by visiting https://meetnow.global/MLYHW4L and following the instructions on your notice, proxy card, or on the instructions that accompanied your proxy materials.
If you are a beneficial holder who wishes to vote during the Annual Meeting, you must register with Computershare and obtain a control number. Please note that banks, brokers, and other nominees typically provide their own control numbers to their account holders. These are not the same as a Computershare generated control number. A Computershare generated control number is required to be used to participate and vote at the Annual Meeting. To obtain a Computershare generated control number, you must submit proof to Computershare of your proxy (“Legal Proxy”), which may be obtained from your broker, bank, or other nominee, and reflect your Pattern Group Inc. holdings along with your name and email address. Requests to obtain a control number as set forth above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 12, 2026. You will receive a confirmation of your registration by email after Computershare receives your registrations materials. Requests for registration should be directed to the following: By email: Forward the email from your broker, bank, or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com. By mail: Computershare Pattern Group Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001. Once you obtain a control number from Computershare, you may participate and vote at the Annual Meeting. Once you have accessed the Annual Meeting, you may vote by clicking on the “Vote” tab. Doing so will take you to Computershare’s InvestorVote site where you will enter and submit your control number to access voting for the matters brought before the Annual Meeting.
How can I vote online at the Annual Meeting?
If you are a Registered Holder, follow the instructions on the Notice, email, or proxy card that you received to access the Annual Meeting.
If you are a Beneficial Holder, please follow the instructions from your broker, bank or other nominee on how to vote.
Online voting will be available during the Annual Meeting. To ensure that your vote is recorded promptly, please submit a proxy as soon as possible, even if you plan to virtually attend the Annual Meeting.

6	Pattern Group

Table of Contents	Questions and Answers

Why are you holding a virtual meeting instead of a physical meeting?
We are pleased to embrace technology which allows for expanded access and improved communication for our stockholders and the Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the Annual Meeting since our stockholders can participate from any location around the world with internet access.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is supported across browsers other than Internet Explorer, and devices running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong and reliable internet connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. A technical support link on the Annual Meeting page will provide further assistance should you need it, or you may call (888) 724-2416.
What happens if a nominee is unable to stand for election?
If any director nominee should be unable to serve, or for good cause will not serve, the Nominating and Corporate Governance Committee of the Board may select a substitute nominee or the Board may elect to reduce its size. In that case, if you have submitted your proxy via the internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than the two nominees. We have no reason to believe that any of the nominees will be unable to serve if elected.
Can I submit a proxy via the internet or by telephone?
You may submit your proxy to have your shares voted at the Annual Meeting via the internet or by telephone by following the instructions contained in the Notice. If you received a printed set of the proxy materials, you may submit your proxy via the internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.
If you are a Registered Holder, the deadline for submitting your proxy by telephone or via the internet is 11:59 p.m. Mountain Time on May 14, 2026.
Can I change my vote or revoke my proxy?
Registered Stockholders:
Prior to the Annual Meeting and subject to the deadlines set forth in the paragraph above, you may change your vote at any time before such deadline by re-submitting your proxy via the internet or by telephone or by virtually attending the Annual Meeting and voting at the Annual Meeting by filling out an online ballot.
If you have delivered a proxy, you may revoke your proxy at any time before the proxies vote your shares by filing with our Corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this Proxy Statement. The revocation must be received prior to the time the proxies vote your shares.
During the Annual Meeting, you may revoke your proxy by voting via online ballot. You must be logged in as a ‘‘Stockholder’’ and not as a ‘‘Guest’’ to vote at the Annual Meeting, and your virtual attendance at the Annual Meeting alone will not by itself revoke your proxy.

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Questions and Answers	Table of Contents

Beneficial Stockholders:
If your shares are held in ‘‘street name’’, please contact your broker, nominee, trustee, or administrator to determine whether and how you will be able to revoke or change your vote.
Why did I receive a notice of internet availability of proxy materials instead of a full set of the proxy materials?
To be environmentally conscious, and in accordance with the rules of the SEC which allow companies to furnish their proxy materials via the internet, we sent to our stockholders of record the Notice. You can find instructions on how to access the proxy materials via the internet or to request a paper copy in the Notice. In addition, stockholders may request future proxy materials be sent to you in printed form by mail or electronically by email on an ongoing basis by following the instructions on the Notice mailed to you. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.
Can I vote my shares by filling out and returning the Notice?
No, the Notice is not a form for voting but provides instructions on how to access the proxy materials and vote your shares.
What is the voting requirement to approve each of the proposals?
Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Stockholders require the votes described below to be approved. As of Record Date, our co-founders and their affiliated co-founder trusts collectively own shares representing approximately 54.6% of the economic interest and 86.4% of the voting power of our outstanding capital stock.
Proposal 1—Election of Directors—Directors to our Board are elected by a plurality of the votes properly cast on the election of directors, meaning that the nominees for the applicable election receiving the highest number of shares voted ‘‘for’’ their election will be elected as members of the Board.
•Votes Withheld. With respect to the election of directors, you may vote ‘‘for’’ or ‘‘withhold’’ authority to vote for any nominee for election. If you ‘‘withhold’’ authority to vote with respect to any director nominee, your vote will have no effect on the election of such nominee.
•Broker Non-Votes. Broker non-votes will have no effect on the election of directors.
Proposal 2—Ratification of our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm—The affirmative vote of a majority of the votes properly cast for and against this proposal is required to approve this proposal. You may vote ‘‘for,’’ ‘‘against,’’ or ‘‘abstain’’ on this proposal.
•Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of the votes properly cast for and against this proposal. However, abstentions could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and voting, does not constitute a majority of the required quorum.
•Broker Non-Votes. We do not expect any broker non-votes on this proposal, as we believe this proposal is considered a routine matter. However, we understand that certain brokers have elected not to vote even on routine matters. See ‘‘What are broker non-votes?’’ below. If a broker or other nominee has made this decision and they do not receive voting instructions, a broker non-vote will have no effect on the determination of whether this proposal has received the vote of a majority of the votes properly cast for and against this proposal.

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Proposal 3—Say on Pay Vote—The affirmative vote of the holders of a majority of votes properly cast for and against this proposal is required to approve this proposal. You may vote ‘‘for,’’ ‘‘against,’’ or ‘‘abstain’’ on this proposal.
•Abstentions. Abstentions will have no effect on the determination of whether this proposal has received the vote of a majority of votes properly cast for and against this proposal.
•Broker Non-Votes. Broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of votes properly cast for and against this proposal.
Proposal 4 – Say on Frequency Vote—The non-binding advisory vote as to Proposal 4 will require stockholders to choose the frequency of every one, two, or three years or to abstain from voting on Proposal 4. The selection receiving the highest number of votes from all votes properly cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on Proposal 4.
Neither the approval nor the disapproval of Proposal 3 or the result of the voting on Proposal 4 will be binding on the Company or the Board or will be construed as overruling any decision by the Company or the Board or create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Company will consider the results of these advisory votes in making future decisions on the Company's compensation policies, the compensation of the Company's Named Executive Officers, and the frequency of future advisory votes on executive compensation.
What are broker non-votes?
Stockholders who hold their shares through a broker or other nominee (in ‘‘street name’’) must provide specific instructions to their brokers or other nominee as to how to vote their shares, in the manner prescribed by their broker or other nominee. In the absence of instructions, and in accordance with applicable stock exchange rules, brokers and nominees typically have the discretion to vote such shares on routine matters, for example the ratification of the appointment of auditors, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a ‘‘broker non-vote’’ occurs.
However, we understand that certain brokers have elected not to vote even on routine matters, such as the ratification of the appointment of auditors, without your voting instructions. If your broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast for any of the Proposals. Accordingly, we urge you to direct your broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares electronically at the Annual Meeting.
Which proposals are considered ‘‘routine’’ or ‘‘non-routine’’?
Proposal 2 (the proposed ratification of our independent registered public accounting firm) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2. Proposals 1, 3, and 4 are considered non-routine and, therefore, brokers cannot vote shares with respect to such proposals with respect to shares that the broker does not receive instructions.
How many shares of common stock are outstanding and entitled to vote at the Annual Meeting?
At the Record Date, a total of 155,063,921 shares of Series A common stock and 21,702,510 shares of Series B common stock were outstanding and entitled to vote at the Annual Meeting. Holders of our Series A common stock are entitled to cast one vote for each share of Series A common stock held by them on the Record Date. Holders of our Series B

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Questions and Answers	Table of Contents

common stock are entitled to cast twenty votes for each share of Series B common stock held by them on the Record Date.
How many votes are required to approve other matters that may come before the Stockholders at the Annual Meeting?
We require the affirmative vote of the holders of a majority of votes properly cast for and against this proposal to approve any other matters that may properly come before the Annual Meeting, unless a different vote is required by law, by our Certificate of Incorporation, by our Bylaws, or applicable law.
Is my vote kept confidential?
We keep confidential and do not disclose proxies, ballots and voting tabulations identifying stockholders except as may be necessary to meet legal requirements.
Where do I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will also file a Current Report on Form 8-K with the SEC reporting the results within four business days after the date of the Annual Meeting. You can get a copy of that Current Report on Form 8-K by emailing ir@pattern.com or through the EDGAR system at https://www.sec.gov. You can also get a copy from our website at https://investors.pattern.com.
Who pays for the proxy solicitation process?
We make the solicitation on behalf of the Company and the Board. We will pay costs of soliciting proxies, including the cost of preparing, posting, and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks, and other nominees to solicit their customers who hold shares of our common stock in street name. We may reimburse such brokers, banks, and nominees for their reasonable out-of-pocket expenses. We may also use the services of our officers, directors, and employees to solicit proxies, personally or by telephone, mail, facsimile, or email, without additional compensation other than reimbursement for reasonable out-of-pocket expenses.
How can I get an additional copy of the proxy materials?
If you would like an additional copy of this Proxy Statement or our 2025 Form 10-K, these documents are available in digital form for download or review at https://investors.pattern.com. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Pattern Group Inc., Attention: Investor Relations, 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043, or by emailing ir@pattern.com.
Who can help answer my questions?
If you have questions about voting or the proposals described in this Proxy Statement, please email ir@pattern.com.

10	Pattern Group

Proposal 1

Election of Directors

12 Class I Directors and Nominees for Terms Expiring in 2029
14 Class II Directors (Terms Expiring 2027)
16 Class III Directors (Terms Expiring 2028)

2026 Proxy Statement 11

Proposal 1 Election of Directors
Class I Directors and Nominees for Terms Expiring in 2029
The nominees for election to the Board this year as Class I directors, each for a three-year term, are Scott Hilton and Ann Mather. At the Annual Meeting, our stockholders will cast their votes for each of Scott Hilton and Ann Mather to be elected as a director with a term to expire at the 2029 annual meeting of stockholders and until such person’s respective successor has been duly elected and qualified or until such person’s earlier death, resignation, or removal.

Scott Hilton has served as a member of our Board since January 2023.
Scott Hilton has served as a member of our Board since January 2023. Mr. Hilton served as the chief executive officer of Wonder, an ecommerce food company, from December 2019 to January 2023. Mr. Hilton served as Walmart’s chief revenue officer of U.S. eCommerce from January 2017 to May 2019 and as chief revenue officer for the ecommerce company Jet.com from July 2014 to January 2017. Mr. Hilton holds a Bachelor of Science degree in Physics and Mathematics from the University of Puget Sound, a Master of Engineering degree in Engineering Physics from Cornell University, and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Hilton should serve as a director considering our business were his proven business and leadership skills and extensive experience in the ecommerce and consumer goods industries.

As a result of his experiences, Mr. Hilton possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, product, customer experience, business growth and transformation, finance or accounting, governance, risk management, mergers and acquisitions, operations, supply chain, marketplace management, information security, technology, human capital management, and ESG.

12	Pattern Group

Table of Contents	Proposal 1

Ann Mather has served as a member of our Board since June 2025.
Ann Mather has served as a member of our Board since June 2025. Ms. Mather has more than 20 years of experience serving as a finance executive in a number of technology and media companies, particularly public companies, overseeing and assessing company performance. Ms. Mather has served as a member of the board of directors of Netflix, Inc. (NASDAQ: NFLX), a streaming media company, since 2010 and has served as a member of the board of directors of Bumble, Inc. (NASDAQ: BMBL), an online dating and social networking company, since March 2020 and as the chair of the board of directors since March 2025. Ms. Mather also serves on the board of directors of Avanci, LLC, a patent licensing company, Veem Inc., a payment service provider, Color Health, Inc., an essential healthcare service provider, Aible, Inc., an enterprise AI solutions provider, and Genesys Inc., a software company. Ms. Mather previously served on the board of directors of Shutterfly, Inc., a photography and image-sharing company from 2013 to 2019, Glu Mobile Inc. (NASDAQ: GLUU), a publisher of mobile games from 2005 to 2021, Airbnb, Inc. (NASDAQ: ABNB), a vacation rental online marketplace company from 2018 to 2021, Arista Networks, Inc. (NYSE: ANET), a computer networking company from 2013 to 2022, Alphabet Inc. (NASDAQ: GOOG) from 2005 to 2023 and Blend Labs, Inc. (NYSE: BLND), a financial services software company, from 2019 to 2024. She has also been an independent trustee to the board of trustees of Dodge & Cox Funds, a mutual fund, since May 2011. From September 1999 to April 2004, Ms. Mather was executive vice president and chief financial officer of Pixar, a computer animation film studio. Prior to her service at Pixar, she was executive vice president and chief financial officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds a Master of Arts degree from the University of Cambridge, is an honorary fellow of Sidney Sussex College, Cambridge, and is a chartered accountant.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Ms. Mather should serve as a director considering our business included her extensive leadership experience at publicly traded companies.

As a result of her experiences, Ms. Mather possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, customer experience, business growth and transformation, finance or accounting, legal and regulatory, risk management, mergers and acquisitions, operations, supply chain, international, information security, cybersecurity, artificial intelligence and machine learning, technology, and ESG.

Each of Scott Hilton and Ann Mather has consented to serve as a director for three years if elected at the Annual Meeting.

2026 Proxy Statement	13

Proposal 1	Table of Contents

Vote Required
The plurality of the votes properly cast on the election of directors is required to elect each nominee.

Recommendation of the Board of Directors The Board unanimously recommends that the stockholders vote ‘‘FOR’’ each nominee.

Class II Directors (Terms Expiring 2027)

John Bailey has served as a member of our Board since September 2021.
John Bailey has served as a member of our Board since September 2021. Mr. Bailey is the founder of Knox Lane, an investment firm focused on the consumer and technology-enabled services sectors, and has served as its managing partner since August 2019. Mr. Bailey previously served as the president and chief financial officer of e.l.f. Beauty, Inc. (NYSE: ELF), a multi-brand beauty company, from August 2015 to March 2019, and served as its lead board member from January 2014 to August 2015. Prior to that, Mr. Bailey served as a partner for TPG Growth, TPG’s middle-market buyout and growth equity arm. Mr. Bailey currently serves and/or has previously served as a director of several portfolio companies of Knox Lane and TPG. Mr. Bailey holds a Bachelor of Business Administration degree in Finance/Accounting from the University of Michigan Business School.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Bailey should serve as a director considering our business were his proven financial and leadership skills and extensive experience in both the consumer products and services and tech-enabled services industries, including executive and director functions at a publicly traded company.

As a result of his experiences, Mr. Bailey possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, product, business growth and transformation, finance or accounting, legal/regulatory, governance, compliance, capital markets, international business, marketplace management, cybersecurity, artificial intelligence, digital transformation, ecommerce, human capital management, and ESG.

14	Pattern Group

Table of Contents	Proposal 1

Susan Taylor has served as a member of our Board since May 2025.
Susan Taylor has served as a member of our Board since May 2025. Ms. Taylor previously served as chief accounting officer of Meta Platforms, Inc. (NASDAQ: META), a social media and technology company, from April 2017 until June 2023. From 2012 to 2017, Ms. Taylor served as vice president, controller and chief accounting officer of LinkedIn Corporation, a professional social networking company. From 2009 to 2012, Ms. Taylor served as the vice president, controller and chief accounting officer of Silver Spring Networks, Inc., a provider of networking solutions, and from 2008 to 2009, Ms. Taylor served as the senior director, accounting policy of Yahoo! Inc. (“Yahoo!”). Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers, an accounting firm, in various accounting roles. Ms. Taylor has served as a member of the board of directors of Everpure (formerly Pure Storage) (NYSE: PSTG), a data storage company, since October 2018, where she serves on the audit and compensation committees. Ms. Taylor has served as a member of the board of directors of KLA Corporation (NASDAQ: KLAC), an equipment and service provider, since May 2025, where she serves on the audit committee. Ms. Taylor holds a Bachelor of Commerce degree from the University of Toronto and is a Certified Public Accountant (inactive) in California.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Ms. Taylor should serve as a director considering our business were her extensive financial experience and leadership functions at publicly traded companies.

As a result of her experiences, Ms. Taylor possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, product, customer experience, business growth and transformation, finance or accounting, legal/regulatory, governance, risk management, mergers and acquisitions, operations, supply chain, international business, cybersecurity, privacy, artificial intelligence, machine learning, technology, human capital management, and ESG.

2026 Proxy Statement	15

Proposal 1	Table of Contents

Class III Directors (Terms Expiring 2028)

David Wright is a co-founder and has served as our Chief Executive Officer and member of our Board since our inception in November 2018, and as Chairman of the Board since September 2025.
David Wright has served as a member of Pattern Inc.’s board of directors since January 2013. From 2004 to 2015, Mr. Wright held various roles within a large non-profit organization, including director of enterprise information management and database team manager. Mr. Wright holds a Bachelor of Science degree in Accounting and an equivalency certificate for a Bachelor of Science degree in Information Systems Management from Brigham Young University.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Mr. Wright should serve as a director considering our business were his extensive knowledge of our Company and our business, his experience building and leading our Company and his perspective into corporate matters as our Chief Executive Officer.

As a result of his experiences, Mr. Wright possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, product, customer experience, finance or accounting, business growth and transformation, governance, risk management, mergers and acquisitions, operations, supply chain, international business, marketplace management, information security or cybersecurity, artificial intelligence, machine learning, technology, and human capital management.

16	Pattern Group

Table of Contents	Proposal 1

Melanie Alder is a co-founder and has served as a member of our Board since our inception in November 2018.
Melanie Alder has served as a member of Pattern Inc.’s board of directors since January 2013. Ms. Alder served as our Chief Operating Officer from January 2013 to May 2018, Chief Investment Officer from May 2018 to February 2024, our Corporate Secretary from November 2018 to September 2025, and Chief Strategy Officer since February 2024. Ms. Alder holds a Bachelor of Science degree in Family Science from Brigham Young University.
The specific experience, qualifications, attributes, and skills that led the Board to conclude that Ms. Alder should serve as a director considering our business were her extensive knowledge of our Company and our business, her experience building and leading our Company and her perspective into our operations, strategic planning and revenue growth.

As a result of her experiences, Ms. Alder possesses particular knowledge, skill and/or experience in a number of other areas that strengthen the Board’s collective knowledge, experience, and capabilities, including but not limited to senior leadership, strategic planning, marketing, brand, product, customer experience, business growth and transformation, governance, risk management, mergers and acquisitions, operations, supply chain, international business, marketplace management, artificial intelligence, machine learning, technology, and human capital management.

2026 Proxy Statement	17

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

19 Proposed Ratification of Appointment of Deloitte & Touche LLP
19 Audit Fees
19 Audit-Related Fees
19 Tax Fees
20 All Other Fees
20 Auditor Independence
20 Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

18 Pattern Group

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm
Proposed Ratification of Appointment of Deloitte & Touche LLP
The Audit Committee of the Board has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since 2021. Although ratification of the Audit Committee’s selection of Deloitte is not required under our Bylaws or other legal requirements, we are submitting the appointment of Deloitte to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider whether to retain Deloitte and will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2026. Even if the stockholders ratify the selection of Deloitte, the Audit Committee may appoint a different independent registered public accounting firm or replace Deloitte with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and its stockholders to do so. Representatives of Deloitte are expected to virtually attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.
Audit Fees
Deloitte was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2025, and 2024, to review our 2025 and 2024 interim financial statements, to perform services in connection with our registration statements, prospectus, to perform audits of certain subsidiaries in connection with statutory or regulatory filings, and to perform certain accounting consultation services. The aggregate audit fees Deloitte billed us for professional services were $2,347,945 in 2025 (of which $1,122,915 were related to our September 2025 initial public offering), and $486,105 in 2024. All audit fees and other fees occurring after the Company’s initial public offering that closed on September 22, 2025, were pre-approved by the Audit Committee.
Audit-Related Fees
Deloitte billed us $0 in 2025 and $0 in 2024 for audit-related fees.
Tax Fees
Deloitte billed us $725,699 in 2025 and $387,326 in 2024 for professional services rendered in connection with tax advice.

2026 Proxy Statement	19

Proposal 2	Table of Contents

All Other Fees
Deloitte billed us $1,895 in 2025 and $316 in 2024 for a subscription to the Deloitte Accounting Research Tool.
Auditor Independence
The Audit Committee has considered the role of Deloitte in providing us with the services described above and has concluded that those services were compatible with the independence of Deloitte from management and from the Company.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
General
The Audit Committee has adopted an Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the ‘‘Policy’’) which sets forth the procedures and the conditions under which all services to be performed by the independent registered public accounting firm must be pre-approved. Under the Policy ‘specific pre-approval’ is required for a specific project or service and ‘general pre-approval’ may be granted for categories of services.
Unless a type of service has received general pre-approval, or if a proposed service exceeds the generally pre-approved cost levels, it requires specific pre-approval. The annual audit services engagement requires specific pre-approval by the Audit Committee. Other services in the categories of Audit, Audit-Related, Tax, and All Other Services may be eligible for general pre-approval, subject to conditions like consistency with SEC rules on auditor independence.
The Audit Committee annually reviews and grants general pre-approval for eligible services. The Audit Committee may delegate pre-approval authority to one or more of its independent members. The delegate must present any pre-approval decisions to the full Audit Committee at its next meeting. The Policy does not delegate the Audit Committee’s pre-approval responsibilities to Company management.
Audit Services
Each fiscal year, the terms and fees of the annual audit services engagement proposed to be provided by the independent registered public accounting firm are subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements and annual financial statement audits of certain subsidiaries in connection with statutory or regulatory filings. The Policy provides that the Audit Committee will monitor the audit services throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. Other audit services not included in the annual engagement letter, such as comfort letters and consents and statutory audits of subsidiaries, may be generally pre-approved.
Audit-Related Services
Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

20	Pattern Group

Table of Contents	Proposal 2

Tax Services
Under the Policy, Tax Services, which include specific tax compliance, planning and advice services, are eligible for general pre-approval by the Audit Committee only if the Audit Committee has reviewed them and determined that they are routine and recurring services. Services provided must also be consistent with the SEC’s rules on auditor independence and not impair the independent registered public accounting firm’s independence. Tax services not classified as routine and recurring must be specifically pre-approved by the Audit Committee.
All Other Services
Under the Policy, the Audit Committee may grant general pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services. Services must also not impair the independence of the independent registered public accounting firm and be consistent with the SEC’s rules on auditor independence. Services not classified as routine and recurring require further specific pre-approval by the Audit Committee.
Procedures
Under the Policy, each year the Chief Financial Officer (“CFO”) (or their designee) and our independent registered public accounting firm collaborate on the submission to the Audit Committee of a schedule of audit, audit-related, tax, and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. For any proposed service requiring specific pre-approval, the submission must include a joint written statement from the independent registered public accounting firm and the CFO (or their designee) that the service is consistent with the SEC's rules on auditor independence. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.
Vote Required
The affirmative vote of the majority of the votes properly cast for and against the proposal is required to approve this proposal.

Recommendation of the Board of Directors
The Audit Committee and the Board unanimously recommend that the stockholders vote ‘‘FOR’’ the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

2026 Proxy Statement	21

Proposal 3 Advisory Vote on the Compensation Paid by the Company to its Named Executive Officers (‘‘Say on Pay Vote’’)
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (the ‘‘Named Executive Officers’’ or ‘‘NEOs’’).
Our executive compensation is discussed in further detail below under the caption ‘‘Compensation Discussion and Analysis’’ which, together with the sections following the Compensation Discussion and Analysis, include information about the fiscal year 2025 compensation of our NEOs and a discussion of actions regarding executive compensation that were taken after December 31, 2025.
We are asking our stockholders to indicate their support for the compensation of our NEOs, as described in this Proxy Statement. This proposal, commonly known as a ‘‘say on pay’’ proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote ‘‘FOR’’ the following resolution at our Annual Meeting:

RESOLVED, that the stockholders approve the compensation of the Company’s NEOs as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

The Say on Pay Vote is advisory and, therefore, not binding on the Board or on the Company; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.
Vote Required
The affirmative vote of the majority of the votes properly cast for and against the proposal is required to approve this proposal.

Recommendation of the Board of Directors
The Board unanimously recommends that the stockholders vote ‘‘FOR’’ the approval, on an advisory (non-binding) basis, of the compensation paid by the Company to our NEOs.

2026 Proxy Statement	23

Proposal 4 Advisory Vote on the Frequency (Every One, Two, or Three Years) of Future Say on Pay Votes (‘‘Say on Frequency Vote’’)
Pursuant to the Dodd-Frank Act, we are also asking our stockholders to indicate, on an advisory basis, the frequency of future advisory votes on executive compensation. In other words, how often a proposal similar to this year’s Proposal 3 will be included in the matters to be voted on at the annual stockholder meeting. The choices available under the Say on Pay rules are every one year, every two years, every three years, or to abstain.
Please mark your proxy card to indicate your preference on this Proposal or your abstention if you wish to abstain. If you fail to indicate your preference or abstention, your shares will be treated as though you chose to abstain on this Proposal.
The frequency selected by the stockholders for conducting Say on Pay Voting at the Annual Meetings will not be binding on the Board or on the Company, and stockholders are not voting to approve or disapprove the Board’s recommendation. However, the frequency selected will be considered by the Board.
Vote Required
The frequency receiving the highest number of votes from all votes properly cast at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
The frequency preferred by the stockholders for conducting future Say on Pay Votes at the annual stockholder meetings will not be binding on the Board or on the Company, and stockholders are not voting to approve or disapprove the Board’s recommendation. However, the frequency preferred will be considered by the Board.

Recommendation of the Board of Directors
The Board unanimously recommends that you select “EVERY YEAR” in Proposal 4—the advisory vote on the frequency of future advisory stockholder votes on executive compensation under the say on pay rules, to allow our stockholders to vote on our executive pay practices every year.

2026 Proxy Statement	25

Other Business
If other matters are properly presented at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, the proxy holders will vote, or otherwise act, to the extent they are legally permitted to do so, on your behalf in accordance with instructions from the Board or the Nominating and Corporate Governance Committee or, in the absence of instructions from the Board or the Committee, their judgment on such matters.

26	Pattern Group

The Board
Board Structure
During 2025, the Board consisted of seven members. The Board currently consists of six members, after the resignation of Daniel Gay. Mr. Wright, our co-founder and CEO, serves as our Chairman of the Board. Mr. Bailey serves as our Lead Independent Director of the Board. The two nominees for election are current members of the Board. The remaining four directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

Three-year term Each director serves a three-year term	Three classes The directors are divided into three classes	Equal in number The classes are as nearly equal in number as possible	Staggered schedule The term of each class begins on a staggered schedule
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The term of office of each person elected as a Class I director will continue until the 2029 annual meeting of stockholders, until such person’s respective successor has been duly elected and qualified or until such person’s earlier incapacity, resignation, or removal. It is not expected that any nominee will decline nor be unable to serve as a director.
Board Independence
The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board determined that each of Mr. Bailey, Mr. Hilton, Ms. Mather and Ms. Taylor are independent as that term is defined under the applicable rules and regulations of the SEC and the corporate governance requirements of the Nasdaq Stock Market (“Nasdaq”). In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed

2026 Proxy Statement	27

The Board	Table of Contents

relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them as described in the Section titled “Other Information – Certain Relationships and Related Party Transactions.” Our Board has appointed Mr. Bailey to serve as our lead independent director.
In 2025, five of our seven directors were independent and when Mr. Gay resigned in March 2026, four of our six directors were independent, and we expect a majority of our Board will continue to consist of independent directors after the Annual Meeting. The Board has determined that each of our current directors is independent within the meaning of the director independence standards of Nasdaq, except for our co-founders Mr. Wright, who serves as our CEO, and Ms. Alder, who serves as our Chief Strategy Officer.
Controlled Company
We are considered a “controlled company” under the corporate governance requirements of Nasdaq, as our co-founders collectively have more than 50% of the voting power for the election of directors (“Controlled Company”). As a result, we are not required to have a majority of independent directors on our Board, an entirely independent Nominating and Corporate Governance Committee, an entirely independent Compensation Committee, or perform annual performance evaluations of the Nominating and Corporate Governance Committee and Compensation Committee but may do so if we choose. During 2025, we had five independent directors, all of whom qualified as independent for Audit Committee purposes. Since the resignation of Mr. Gay in March 2026, we have four independent directors, all of whom qualify as independent for Audit Committee purposes.

	Alder	Wright	Bailey	Hilton	Mather	Taylor
Director Leadership
Chairman of the Board		●
Lead Independent Director			●
Director Independence
Independent			●	●	●	●
Board Member of one or more public companies					●	●
Board Committees
Audit Committee			●	●		●
Compensation Committee			●	●
Nominating and Corporate Governance Committee	●	●

● Committee Chair
● Committee Member
There are no family relationships among any of our executive officers or directors other than our co-founders, Mr. Wright and Ms. Alder, who are married to each other.

28	Pattern Group

Table of Contents	The Board

Board Composition
The following Board Composition chart identifies certain key skills and characteristics and self-identified backgrounds of our Board as of the Record Date.

Key Skills*	Alder	Wright	Bailey	Hilton	Taylor	Mather

Senior Leadership	●	●	●	●	●	●
Strategic Planning	●	●	●	●	●	●
Marketing/Brand/Product	●	●	●	●	●	●
Customer Experience	●	●		●	●	●
Business Transformation/Growth	●	●	●	●	●	●
Finance or Accounting		●	●	●	●	●
Legal/Regulatory			●	●	●	●
Governance/Policy	●	●	●	●	●
Risk Management/Compliance	●	●	●	●	●	●
M&A/Capital Markets/Restructuring	●	●	●	●	●	●
Operations/Supply Chain	●	●	●	●	●	●
International/Global	●	●	●		●	●
Marketplace Management	●	●	●	●
Information Security/Cybersecurity		●	●	●	●	●
Artificial Intelligence/Machine Learning	●	●	●		●	●
Technology/Data	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●
Sustainability/ESG			●	●	●	●
*    As described in the Key Skills chart below.

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The Board	Table of Contents

Key Skills
The following Key Skills chart identifies what each of the key skills in the Board Composition chart (above) entails and describes how the skill contributes to our business.

Key skills	What the skill entails	Our business characteristics

Senior Leadership	Experience in an executive officer level role or equivalent leadership position.
Our business model is always evolving and requires aligning many different areas of our business and operations, including marketing, customer experience, finance, risk management, supply chain, and technology.

Strategic Planning	Senior leadership level experience with strategic planning, supervising someone performing similar functions, board-level oversight of such function, or equivalent knowledge or experience.	Our business depends on the creation and achievement of various goals to fit our long-term and short-term Company objectives.

Marketing/Brand/Product
Senior leadership level experience with marketing, brand and/or product, supervising someone performing similar functions, board-level oversight of such function, or equivalent knowledge or experience.
Our brands, the products we offer, and the effectiveness of our customer communications are important to our strategy to provide our customers with great products at great prices.

Customer Experience	Knowledge or experience with increasing customer satisfaction or feedback, supervising someone performing similar functions, or board-level oversight of such function.	A great customer experience promotes repeat purchases and increases our sales.

Business Transformation/Growth	Knowledge or experience in transforming businesses, industries, or operations in scale or substance.	Our business model is constantly changing and evolving in an effort to achieve our long-term and short-term goals.

Finance or Accounting
Senior leadership level experience with finance or accounting, supervising someone performing similar functions, board level oversight of such function, or equivalent certification, knowledge, or experience.
We are disciplined in our financial management approach and committed to accurate financial reporting and disclosure.

Legal	Knowledge or experience with legal, supervising someone performing similar functions, or board-level oversight of such function.	Our business is subject to a variety of risks, which we seek to identify, manage, and mitigate in a thoughtful and strategic way.

Governance/Policy	Knowledge or experience with corporate governance and policy creation and/or implementation.	We value strong corporate governance principles and seek to maintain policies that promote our long-term success.

Risk Management/Compliance	Knowledge or experience with risk management, supervising someone performing similar functions, or board-level oversight of such function.	Our business is subject to a variety of risks, which we seek to identify, manage, and mitigate in a thoughtful and strategic way.

M&A/Capital Markets/Restructuring	Senior leadership or board level experience with mergers and acquisitions, capital markets, restructurings, or equivalent knowledge or experience.	We grow and manage our business in a smart and thoughtful way to promote long-term value.

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Table of Contents	The Board

Operations/Supply Chain	Senior leadership level experience with supply chain, supervising someone performing similar functions, board-level oversight of such function, or equivalent knowledge or experience.	Our business relies on a broad supply chain to obtain, ship, and deliver the products we offer for sale.

International/Global	Senior leadership or board level experience with global or international business, supervising someone performing similar functions, or equivalent knowledge or experience.
Our business offers products and services in countries outside the United States, which creates various risks and complexities, including increased legal and regulatory risks, and increased risks associated with selling goods effectively in a new market with different expectations.

Marketplace Management	Senior leadership or board level experience in managing marketplaces, supervising someone performing similar functions, or equivalent knowledge or experience.	Our business relies on effective marketplace management where we offer goods and services.

Information/Cyber Security	Senior leadership or board level experience with information or cyber security or supervising someone performing similar functions.
Our business relies on the exchange of information and the security of the information we obtain and/or transmit is of huge importance to our customers, our partners, our reputation, and our business prospects.

Artificial Intelligence/Machine Learning	Senior leadership or board level experience with artificial intelligence or machine learning, supervising someone performing similar functions, or equivalent knowledge or experience.	Our business relies on artificial intelligence and machine learning to compete and provide its service and technology tools that it offers.

Technology/Data	Senior leadership or board level experience with technology, supervising someone performing similar functions, or equivalent knowledge or experience.	Our business relies on technology to effectively market, sell, track, and deliver the products we and our brand partners offer for sale.

Human Capital Management	Senior leadership level experience managing a large workforce, supervising someone performing similar functions, or board-level oversight of such function.	Our workforce is a key resource that is integral to the success of our business; it is also a large operating expense.

Sustainability/ESG	Knowledge or experience with one or more ESG topic, including environmental sustainability, relevant in the business setting.	We believe that good business practices start with protecting the people and planet that make it all possible.

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The Board	Table of Contents

Tenure
Although the Board does not have a formal policy with respect to director refreshment, the Board appreciates the benefits that come from diversity of tenure length, including new fresh perspectives from less tenured members and a deeper knowledge of our business from more tenured members. Our Board tenure lengths range from less than one to more than seven years of service.
Committees of the Board
The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company’s website at https://investors.pattern.com/corporate-governance/documents-charters. As a Controlled Company, we are not required to have a majority of independent directors on our Board, an entirely independent Compensation Committee, or an entirely independent Nominating and Corporate Governance Committee.
During 2025, five of our seven Board members were independent, all of whom qualify as independent for Audit Committee purposes. Following Mr. Gay’s resignation from the Board in March 2026, four of our six Board members were independent, all of whom qualify as independent for Audit Committee purposes. All members of the committees are appointed by the Board, and all members of the committees meet the requirements for independence under the corporate governance requirements of Nasdaq and SEC rules and regulations. The committees are described in more detail below.

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Audit Committee	The Board has a standing Audit Committee which was created in June 2025, in anticipation of our initial public offering. During 2025, the Audit Committee consisted of Ms. Taylor, who serves as Chair, Mr. Hilton, and Mr. Gay. Mr. Bailey replaced Mr. Gay on the Audit Committee when Mr. Gay resigned from the Board in March 2026. The composition of our Audit Committee meets the requirements for independence under the corporate governance requirements of Nasdaq and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the corporate governance requirements of Nasdaq. In addition, our Board has determined that Ms. Taylor is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act.
Members: Susan Taylor (Chair), John Bailey, Scott Hilton Number of Meetings in 2025: 3

Our Audit Committee is, among other things, responsible for:
	Reviewing our policies on risk assessment and risk management	Reviewing the adequacy of our internal controls	Reviewing related-party transactions

Selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements	Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters	Overseeing the performance and independence of our internal audit function	Reviewing our financial statements and our critical accounting policies and practices

Discussing the scope and results of the audit with the independent registered public accounting firm, and review with management and the independent registered public accounting firm, our interim and year-end results of operations
	Approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm	Reviewing our quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies	Helping to ensure the independence and performance of the independent registered public accounting firm

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the corporate governance requirements of Nasdaq.

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The Board	Table of Contents

Compensation Committee	The Board has a standing Compensation Committee which was created in September 2025. During 2025, the Compensation Committee consisted of Mr. Hilton, who serves as Chair, and Mr. Bailey. The composition of our Compensation Committee meets the requirements for independence under the corporate governance requirements of Nasdaq and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers and non-employee directors.
Members: Scott Hilton (Chair), John Bailey Number of Meetings in 2025: 1

Our Compensation Committee is, among other things, responsible for:
	Reviewing and approving the corporate goals and objectives to be considered in determining the compensation of Pattern’s CEO	Evaluating the CEO’s performance in light of the goals and objectives that were set for the CEO and determine and approve the CEO’s compensation based on such evaluation	Reviewing and making recommendations to the Board regarding the compensation of non-employee directors

Preparing our compensation committee report if and when required by SEC rules	Reviewing and approving the compensation of other executive officers	Approving the retention of compensation consultants or other advisers	Reviewing and approving incentive compensation and equity-based plans

Evaluating and assessing potential consultants in accordance with the independence standards identified in the applicable Nasdaq listing rules	Overseeing administration of all incentive compensation and equity-based plans for our employees; overseeing administration of all incentive compensation and equity-based plans for our employees
Periodically reviewing and approving any employment agreements, severance arrangements, change in control agreements or provisions, in each case, when and if appropriate, and any special or supplemental benefits, when and if appropriate
Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the corporate governance requirements of Nasdaq.

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Nominating and Corporate Governance Committee	The Board has a standing Nominating and Corporate Governance Committee which was created in September 2025. During 2025, the Nominating and Corporate Governance Committee consisted of Ms. Alder, who serves as Chair, and Mr. Wright. As a Controlled Company, the composition of our Nominating and Corporate Governance Committee is exempt from the requirements for independence under the corporate governance requirements of Nasdaq and SEC rules and regulations.
Members: Melanie Alder (Chair), David Wright

Our Nominating and Corporate Governance Committee is, among other things, responsible for:
	Identifying, evaluating and selecting or making recommendations to our Board regarding, nominees for election to our Board and its committees	Evaluating the performance of our Board, its committees and management	Reviewing developments in corporate governance practices

Evaluating the adequacy of our corporate governance practices	Developing and making recommendations to our Board regarding corporate governance guidelines and matters

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable corporate governance requirements and rules of Nasdaq.

Board and Committee Meetings
The Board created an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee in anticipation of, or in connection with, its initial public offering that occurred in September 2025. During 2025, the Board held ten (10) meetings, the Audit Committee held three (3) meetings, the Compensation Committee held one (1) meeting, and the Nominating and Corporate Governance Committee did not hold any meetings. Each director attended at least 75% of the total number of meetings of the Board and the meetings held by all committees of the Board on which he or she served during 2025. The non-management members of the Board meet regularly in executive session without management present.

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The Board	Table of Contents

Board Leadership Structure
Mr. Wright has served as our Chairman of the Board since September 2025 and our CEO since November 2018. Mr. Bailey has served as our Lead Independent Director since September 2025. During 2025, the Board consisted of seven directors, all of whom were independent except for our co-founders and executive officers Mr. Wright and Ms. Alder. Following Mr. Gay’s resignation in March 2026, the Board consisted of six directors, all of whom were independent except for our co-founders and executive officers Mr. Wright and Ms. Alder. We believe that our current leadership structure is in the best interest of the Company and our stockholders, with Mr. Wright serving as Chairman of the Board, and having strong and independent Audit Committee and Compensation Committee Chairs.
The Board believes Mr. Wright is well-positioned to lead the Board and function as a bridge between management and the independent directors, facilitating the regular flow of information. Specifically, the Board believes Mr. Wright is best situated to serve as Chairman of the Board given his deep knowledge of the Company as co-founder and CEO, his extensive knowledge and experience of the day-to-day operations of the business, and his ability to draw on his experience while leading the Board in overseeing Company strategy, business, operations, and financial performance.
Board and Committee Evaluation
Under our Corporate Governance Guidelines, our Board and each of its committees will perform an annual self-evaluation. The Nominating and Corporate Governance Committee will oversee the evaluation process.
Board Role in Risk Oversight
Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic risk, and reputational risk.
Director Qualifications
The Board adopted the Company’s Corporate Governance Guidelines, which set forth its belief that candidates for election to the Board should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.
In considering candidates recommended by the Nominating and Corporate Governance Committee and otherwise, the Board considers the current composition and needs of the Board, the Company, and its stockholders. The Board also considers factors such as whether the candidate possesses the following:

Relevant experience and expertise	Proven achievement and competence in his or her field	Ability to exercise sound business judgment

Understanding of fiduciary responsibilities of a director	Commitment to devoting time and energy to the Company	Commitment to the long-term interests of the Company’s stockholders

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In the case of incumbent directors, the Board reviews the directors’ prior service, meetings attendance, level of participation, quality of performance, and any other relationships and transactions that might impair independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for purposes of satisfying applicable listing requirements.
The specific experience, qualifications, attributes, or skills that led the Committee to the conclusion that each director should be a director considering our business and structure are described under ‘‘Proposal 1—Election of Directors.’’
Identification and Evaluation of Nominees for Director
The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. The Nominating and Corporate Governance Committee may consider without limitation candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.
Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual’s name, qualifications, and biographical information. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.
The Nominating and Corporate Governance Committee has not approved any nominee for inclusion on our proxy card for the Annual Meeting other than Mr. Hilton and Ms. Mather. For a stockholder’s notice to be timely under our Bylaws for our 2026 Annual Meeting, it must be received by our Corporate Secretary at our principal executive offices not later than 5:00 p.m. Mountain Time on the later of the ninetieth (90th) day prior to the scheduled date of our Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made. To date, the Corporate Secretary has not received a recommended nominee from a security holder that beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.
Succession Planning
Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for developing succession plans for the Board, and for developing a CEO succession plan for consideration by the Board.
Interested Party Communications with the Board
An interested party, including any stockholder, may communicate with, or otherwise make his or her concerns known, by reaching out to the Board. Interested parties may do so either in writing, by addressing such communication to our Board or Corporate Secretary at the Company’s headquarters at 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043, or by email, sent to boardofdirectors@pattern.com. All communications from interested parties regarding matters appropriate for communications with the Board delivered as described will be delivered to the appropriate party or parties. The determination whether a communication involves a matter appropriate for communications to the Board is made by our Corporate Secretary. Stockholders who desire to utilize the procedures described under ‘‘Other Information—Procedure for Submitting Rule 14a-8 Stockholder Proposals’’ or ‘‘—Procedure for Nominating Directors for Election at an Annual Meeting” should read those sections and the applicable portions of our Bylaws and follow the procedures described.

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The Board	Table of Contents

Annual Meeting Attendance
Our policy is that Board members should attend our annual stockholders meetings if reasonably possible. We completed our initial public offering in September 2025 and did not have an annual meeting of stockholders in 2025.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (‘‘Code of Ethics’’) that applies to all of our directors, officers, and employees, including our PEO, Principal Financial Officer (‘‘PFO’’), principal accounting officer, and controller, or persons performing similar functions. We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests for a copy of the Code of Ethics may be made in writing addressed to: General Counsel, Pattern Group Inc., 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043. The Code of Ethics is also available on the Company’s website at https://investors.pattern.com.
Policies and Procedures Regarding Related Party Transactions
The Board has established a Related Person Transaction Policy, which establishes procedures for the review and approval or ratification of related party transactions. Under the Board’s policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee’s next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, whether the transaction is otherwise consistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide the Audit Committee with all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction.
Information Regarding Director Nominees
For certain information regarding the nominees for election, see ‘‘Proposal 1—Election of Directors.’’

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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2025 were Mr. Hilton, who served as chair, and Mr. Bailey. During 2025:

None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

None of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

None of the Company’s executive officers served on the Compensation Committee (or other Board committee performing equivalent functions), or as a member of the board of directors of another entity, one of whose executive officers served on our Board or Compensation Committee (or other Board committee performing equivalent functions).

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis is intended to assist our stockholders in understanding our executive compensation program by providing an overview of our policies, practices and decisions for fiscal year 2025. This Compensation Discussion also explains how we determined the material elements of compensation for our NEOs in fiscal year 2025 in accordance with Item 402 of Regulation S-K, who were:

Name	Principal Position
David Wright(1)	Chairman of the Board, Chief Executive Officer
Jason Beesley(2)	Chief Financial Officer
Melanie Alder(3)	Chief Strategy Officer
1.Mr. Wright is our Co-Founder and has served as our Chairman of the Board since September 2025, and as our CEO since November 2018. Mr. Wright is also our PEO.
2.Mr. Beesley has served as our CFO since January 2021. Mr. Beesley is also our PFO.
3.Ms. Alder is our Co-Founder and has served as our Chief Strategy Officer since February 2024.
We did not have any other executive officers during fiscal year 2025.

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Information Regarding Executive Officers
Set forth below is certain information regarding our executive officers:

David Wright a co-founder and has served as our Chief Executive Officer and as a member of our Board since our inception in November 2018.
David Wright has served as a member of Pattern Inc.’s board of directors since January 2013. From 2004 to 2015, Mr. Wright held various roles within a large non-profit organization, including director of enterprise information management and database team manager. Mr. Wright holds a Bachelor of Science degree in Accounting and an equivalency certificate for a Bachelor of Science degree in Information Systems Management from Brigham Young University.

Jason Beesley has served as our Chief Financial Officer since January 2021.
From July 2007 to August 2020, Mr. Beesley held various senior financial leadership roles at NBCUniversal, Inc., a multinational media and entertainment company, including most recently as chief financial officer of NBCUniversal International. Prior to that Mr. Beesley held various finance roles at General Electric. Mr. Beesley holds a Bachelor of Science degree in Economics from Brigham Young University.

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Compensation Discussion and Analysis	Table of Contents

Melanie Alder is a co-founder and has served as a member of our Board since our inception in November 2018.
Melanie Alder has served as a member of Pattern Inc.’s board of directors since January 2013. Ms. Alder served as our Chief Operating Officer from January 2013 to May 2018, Chief Investment Officer from May 2018 to February 2024 and Chief Strategy Officer since February 2024. Ms. Alder holds a Bachelor of Science degree in Family Science from Brigham Young University.

Executive Compensation Actions Taken in 2025
We completed our initial public offering in September 2025. In connection with the initial public offering, we reviewed our compensation framework and peer market data provided by our compensation consultant, Compensia, Inc. (“Compensia”). Based on the review conducted, actions taken in 2025 included:
•On September 30, 2025, the Compensation Committee awarded Mr. Beesley a $500,000 bonus for his personal contributions to our initial public offering.
•On August 26, 2025, the Board approved a grant of 793,184 restricted stock units (“RSUs”) to Mr. Beesley, with vesting subject to satisfaction of certain service-based and liquidity-based requirements. 25% of the service-based condition will be satisfied on each anniversary of January 21, 2025, to align with the vesting schedule of Mr. Beesley’s prior RSU grant, subject to Mr. Beesley’s continued service with Pattern through each applicable vesting date. The liquidity-based condition was satisfied upon our initial public offering in September 2025.
•The Board adopted the Executive Severance Plan in September 2025 (“Severance Plan”). A detailed description of the Severance Plan is provided in the section titled “Compensation Tables and Narratives— Potential Payments Upon Termination or Change in Control.”
•The Board adopted our 2025 Equity Incentive Plan to provide for equity awards to our employees, officers, directors and other key service providers.
•We launched our Employee Stock Purchase Plan (“ESPP”), with its first offering period starting in December 2025. The ESPP is generally available to all of our employees, including our NEOs who hold less than 5% voting power of our outstanding stock.
We did not make any adjustments to our NEOs base salaries or target bonus opportunities in 2025.

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Summary of Executive Compensation Actions Taken After Year-End
In March 2026, the Compensation Committee set our NEOs’ 2026 salaries and granted RSUs to our executive officers, including NEOs. On March 23, 2026, the Compensation Committee awarded Mr. Wright 375,000 RSUs and Ms. Alder 125,000 RSUs, subject to continued service through the vesting schedule, with one-half of the award time-vesting on the first anniversary following grant, and one-half of the award time-vesting on the second anniversary following grant, subject to continued service through such dates. These 2026 compensation decisions considered our overall compensation strategy and philosophy, each individual’s contributions, and market data from our peer group provided by Compensia.
Say on Pay Vote and Say on Frequency Vote
At the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting our initial non-binding stockholder advisory vote on NEO compensation (the “Say on Pay Vote”). See Proposal 3 in this Proxy Statement. The Say on Pay Vote is advisory and, therefore, not binding on the Board or on the Company. However, because our Stockholders will vote, on an advisory basis, at the Annual Meeting on whether to approve our executive compensation, the Compensation Committee intends to consider the results of the 2026 Say on Pay Vote, as well as feedback received through the year, in future compensation decisions.
In addition, at the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting a non-binding stockholder advisory vote on the frequency of future Say on Pay Votes. See Proposal 4 in this Proxy Statement. Our Stockholders will be given the opportunity to express a preference for holding future Say on Pay Votes on an annual, biennial or triennial basis. The Board has recommended that future advisory votes regarding our executive compensation be held every year. The Say on Frequency Vote is advisory and, therefore, not binding on the Board or on the Company. However, because our Stockholders will vote, on an advisory basis, at the Annual Meeting on the frequency by which the Say on Pay Vote will be conducted, the Board intends to consider the results of the 2026 Say on Frequency Vote in future decisions regarding frequency of our Say on Pay Vote.
Executive Compensation Philosophy and Objectives
Our executive compensation program is designed to:
•Attract, retain and motivate our executives;
•Provide compensation structures that meet our strategic needs and take into consideration broader market practice; and
•Align executives’ interests with those of our stockholders.

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Compensation Discussion and Analysis	Table of Contents

WHAT WE DO

Independent Compensation Committee: Although not required by Nasdaq listing rules for a controlled company, we maintain an independent Compensation Committee.

Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant and will assess independence annually.

Annual Review of Compensation: The Compensation Committee, with input from its independent compensation consultant, conducts an annual review of all of our compensation programs in light of current best practices.

Multi-Year Vesting Requirements: The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

Compensation Risk Assessment: We periodically perform an assessment of risks that could result from our compensation plans and programs.

Appropriate Peer Group: Our Compensation Committee selects our peers based on quantitative and qualitative criteria, including sector, type of business, market capitalization, revenue, and headcount, and considers input from its independent compensation consultant.

WHAT WE DON’T DO

Hedging of Company Stock: We prohibit all officers and directors from hedging, short-selling, or publicly trading options in our stock.

No Excise Tax Gross-Ups: We do not provide tax gross-ups to our NEOs for excise taxes in connection with a change in control.

Perquisites: We do not provide excessive perquisites to our NEOs.

No Executive Retirement Plans: We do not offer an executive retirement plan outside of our 401(k).

As our business continues to grow and transform, we expect that our compensation practices will continue to evolve. We have, and will, continue to carefully evaluate our compensation practices and develop programs that we believe most appropriately motivate our executives to execute on our strategic and operational objectives, which in turn will drive sustained, long-term value creation for our stockholders.
How We Determine Executive Compensation
Compensation Committee and Board of Directors. The Compensation Committee was established as part of our initial public offering in September 2025 and administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our NEOs, for administering our incentive compensation programs, for approving and overseeing the administration of certain employee benefits under our employee benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally.

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The Compensation Committee operates under a charter adopted by the Board. The Compensation Committee will periodically review the adequacy of its charter and recommend changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and acts from time to time by written consent. The Compensation Committee approves executive salaries, approves awards under incentive plans, and administers our equity plans. The Compensation Committee periodically reviews comparative executive compensation information from other public companies. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and succession planning. While the Compensation Committee may delegate to a committee comprised of one or more officer(s) of the Company all or part of its authority to grant certain equity awards, subject to certain parameters, the Compensation Committee has not delegated such authority to date. See the section titled “The Board – Committees of the Board” for details regarding the Compensation Committee Charter and the Compensation Committee responsibilities.
In structuring an executive’s total compensation package, our Compensation Committee makes decisions on a case-by-case basis considering the following factors:
•our performance and business needs;
•each executive’s prior experience and performance, scope of job function and criticality of his or her skills and contributions;
•the need to attract new and retain existing talent in a highly competitive market for senior talent;
•our CEO’s recommendations, other than for himself or for Ms. Alder;
•our culture and values;
•each executive’s current equity ownership and total direct compensation;
•aggregate compensation cost and impact on stockholder dilution; and
•positioning relative to market data.
Following the completion of our initial public offering, our Compensation Committee determines the principal components of our NEOs’ compensation on an annual basis, although decisions may be made throughout the year as appropriate in the case of new hires, promotions or other special circumstances.
Our Compensation Committee retains an independent compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in determining the compensation of our executive officers, including our NEOs.
Prior to the creation of our Compensation Committee, before our initial public offering in September 2025, our management had been responsible for reviewing and approving the compensation for our NEOs other than our CEO and Chief Strategy Officer, as described below, and our Board reviewed and approved the compensation for our CEO and Chief Strategy Officer.
Management. Our Board and Compensation Committee, as the case may be, work with and receive information and analyses from, management, including individuals within our legal, finance and human resources functions, in considering and ultimately determining the structure and amount of compensation paid to our NEOs. From time to time, these individuals and other employees, as well as outside advisors or consultants, may make presentations or provide information or advice to the Board or Compensation Committee regarding compensation matters, and may attend portions of Board and Compensation Committee meetings.

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Compensation Discussion and Analysis	Table of Contents

Our CEO evaluates and provides assessments of executive performance (other than for himself and our Chief Strategy Officer) to our Compensation Committee and Board, as applicable. He also provides recommendations, outside the presence of any other executives, regarding decisions affecting base salaries, incentive compensation and other compensation-related matters. Our Board and Compensation Committee retain authority to make all compensation decisions for our NEOs, including our CEO. No executive may be present during decisions regarding his or her compensation.
Compensation Consultants. Our Board and Compensation Committee have the authority to engage its own advisors, including compensation consultants, to assist in carrying out its responsibilities. Our Compensation Committee (and prior to the establishment of our Compensation Committee, the Board) engaged Compensia, a leading compensation consulting firm, to provide guidance regarding the amount and types of compensation that we pay our executives, how our compensation practices compare to the practices of other similar companies, including with respect to a set of peer companies developed in consultation with Compensia, and other compensation-related matters. Representatives of Compensia attend meetings of our Compensation Committee and Board as requested and also communicate with the Compensation Committee and Board outside of meetings. Compensia reports directly to our Compensation Committee (or Board, as applicable), although it may meet with members of management for purposes of gathering information on proposals that management may make to the Compensation Committee (or Board, as applicable). Compensia did not provide any other services to us in 2025 other than their engagement as an advisor to the Board and Compensation Committee on director and executive compensation matters and reporting of such. The Compensation Committee assessed the independence of Compensia pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Compensia from serving as an independent consultant to the Board or Compensation Committee during 2025 or currently.
Comparative Market Data. We believe that it is important to understand the current practices of comparable companies with which we compete for talent to inform compensation decision-making. Accordingly, in January 2025, our Board worked with Compensia to develop a compensation peer group for use as a reference point in assessing 2025 compensation practices, pay levels and market positioning. Compensia undertook a detailed review of U.S.-based publicly-traded companies, taking into consideration our industry sector, the size of such companies (based on revenue and market capitalization) relative to our size and growth rate and the comparability of our:
•business model;
•primary sales channels, including via the internet;
•products focus;
•operating history;
•geographic location;
•organizational complexities and growth attributes;
•maturity curve stage (which increases its likelihood of attracting the type of executive talent for whom we compete); and
•operational performance.
Following this review, in February 2025, we reviewed a peer group consisting of 21 publicly traded companies in related or adjacent industries including: advertising, application software, internet software/services, and consumer discretionary (including retail). Most peers were US-based, with one foreign filer. The revenue range used was approximately 0.3 to 3 times that of Pattern (or approximately $600 million to $5.4 billion in revenues). Business model, operations, and the quality and availability of data were also considered when selecting peers. The 2025 peer group changed from 2024 peers to remove: Beyond (formerly Overstock.com), BigCommerce, Digital Turbine, Qualtrics, Squarespace, and Twilio, and to add: Advantage Solutions, Celsius Holdings, EverCommerce, Ibotta, and Toast.

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The peer group was referenced for guidance in setting 2025 base salaries and long-term incentives in the form of equity awards for our executives. We did not specifically benchmark to a particular percentile of our peer group in setting compensation for 2025.

2025 Peer Group

Advantage Solutions	EverCommerce	Semrush Holdings

Braze	Ibotta	Sprinklr
Celsius Holdings	Integral Ad Science Holding	Sprout Social
Chewy	Klaviyo	Toast
DoubleVerify Holdings	Magnite	Wayfair
e.l.f. Beauty	Maplebear	Wix.com

Etsy	Revolve Group	YETI Holdings

Elements of Compensation
Our executive compensation program consists of two primary elements: base salary and long-term incentives in the form of equity awards. During fiscal year 2025, we did not maintain a formal short-term incentive program for our NEOs; however, we did provide ad hoc, discretionary cash bonuses to certain key employees. The 2025 total compensation for our NEOs also included other elements such as matching contributions under our 401(k) plan, benefits under our health, welfare, and supplemental disability benefits plans, the ability to participate in our Employee Stock Purchase Plan and severance benefits under the Severance Plan.
Base Salary. We believe that a competitive base salary is a necessary element of our compensation program, so that we can attract and retain a stable management team. Base salaries for our NEOs are intended to provide an appropriate, competitive level of fixed cash compensation to compensate an individual for the day-to-day responsibilities associated with his or her role. Generally, we establish base salaries initially through arm’s length negotiation upon hire, considering the executives’ position, qualifications, experience, prior salary level and the base salaries of our other executive officers. Thereafter, we review base salaries for potential adjustment annually.
For fiscal year 2025 NEO base salaries remained flat relative to 2024 levels. The annual base salaries of each of our NEOs for fiscal year 2025 are listed below.

Executive	2025 Base Salary ($)
David Wright	835,000
Jason Beesley	731,000
Melanie Alder	300,000(1)
1.Ms. Alder’s 2025 annual base salary reflects pro-rationing due to her reduced-hour employee status during such year.

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Discretionary Bonuses. We did not maintain a short-term incentive plan for NEOs in 2025. However, the Company provided ad hoc, discretionary cash bonuses to certain key employees in 2025, including our CFO. On September 30, 2025, the Compensation Committee awarded Mr. Beesley a discretionary cash bonus in the amount of $500,000, payable in a lump sum, for his individual contributions and efforts in successfully completing our initial public offering. Mr. Beesley was the only NEO to receive a discretionary bonus in 2025.
Long-Term Incentive Compensation. We use the grant of awards to provide long-term incentive compensation opportunities to employees, including to our NEOs. In connection with our initial public offering, we adopted a 2025 Equity Incentive Plan (the “2025 Plan”), which superseded our 2019 Equity Incentive Plan, as amended from time to time (the “2019 Plan”). Both the 2025 Plan and 2019 Plan provide for the grant of equity-based awards, including RSUs. In fiscal year 2025 and in prior years, we granted equity compensation to our executive officers primarily in the form of RSUs, which serve as a motivation and retention tool, encouraging executives to remain with and build our Company value over the long-term, while motivating them to achieve corporate objectives that in turn deliver sustained value creation. Because RSU awards have value to the recipient even in the absence of stock price appreciation, our Board and the Compensation Committee believe that we are able to incentivize and retain our executive officers using fewer shares than would be necessary if we used stock options to provide an equity stake in the Company. Since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders. The majority of our NEOs’ total direct compensation is delivered in long-term equity incentives.
Our general practice prior to our initial public offering in September 2025 was to grant initial RSUs upon hiring that generally time-vested on an annual basis over four years, with one-fourth of the award time-vesting on the first through fourth anniversaries following grant, subject to continued service through such dates. Subsequently, we provided refresh grants from time-to-time as warranted based on our CEO’s recommendation and our Board’s consideration of the other factors described above in the section entitled “Compensation Discussion and Analysis—How we Determine Executive Compensation.” To date, the Board and Compensation Committee have not applied a rigid formula in developing recommendations with respect to the size of the equity awards to be granted to our executive officers. Instead, in making these recommendations, the Board or Compensation Committee, as applicable, has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by Compensia, The Board or Compensation Committee members also considers factors such as internal pay parity, recent past/expected future performance potential, unvested equity holdings relative to retention and motivation objectives, company performance, tenure in role, expected cost of replacement, and the varying roles and responsibilities of the executives in setting executive officer compensation. Based upon these factors, the Board or Compensation Committee, as applicable, formulates and determines the size of each award it proposes to recommend at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
On February 11, 2025, our Board approved a grant of 8,813,161 performance-based RSUs to Mr. Wright, with vesting subject to the satisfaction of certain service-based, liquidity-based and milestone-based requirements under a stand-alone RSU award agreement (“Milestone RSUs”). The awards had a contractual term of the earlier of (a) December 31, 2026 if the Company’s initial public offering had not closed on or before such date, (b) the date that was 10 years following the grant date of the Milestone RSUs, and (c) the date on which Mr. Wright ceased to serve as the Company’s CEO or Chairman of the Board. The RSUs contingently were to vest in one-seventh increments upon the achievement of the applicable milestones, detailed below:
•Milestone One: The closing of the Company’s IPO on or prior to December 31, 2026.
•Milestone Two: Maintaining an average closing price per share for 120 consecutive trading days of 2x the Company’s IPO price after at least 18 months from the IPO date.
•Milestone Three: Maintaining an average closing price per share for 120 consecutive trading days of 3x the Company’s IPO price after at least 18 months from the IPO date.

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•Milestone Four: Maintaining an average closing price per share for 120 consecutive trading days of 4x the Company’s IPO price after at least 18 months from the IPO date.
•Milestone Five: Maintaining an average closing price per share for 120 consecutive trading days of 5x the Company’s IPO price after at least 18 months from the IPO date.
•Milestone Six: Maintaining an average closing price per share for 120 consecutive trading days of 6x the Company’s IPO price after at least 18 months from the IPO date.
•Milestone Seven: Maintaining an average closing price per share for 120 consecutive trading days of 8x the Company’s IPO price after at least 18 months from the IPO date.
The Milestone RSU grant was determined to have a value of $43,517,460 at the time of grant, but was subsequently cancelled in August 2025, before any of the above vesting requirements were achieved.
The Company determined the fair values and derived service period (median time to vest) for each tranche of the February 2025 award using valuation techniques which considered the estimates of a Monte Carlo simulation which was computed with the assistance of a third-party valuation specialist.
The Monte Carlo simulation for the February 2025 award used an expected volatility of 70.0% and a risk-free interest rate of 4.0%. The enterprise value of the Company was determined using both the income and market approach valuation methodologies, taking into consideration prevailing market conditions. The income approach, specifically a discounted cash flow analysis (“DCF”), estimates the value based on the projected future cash flows the Company is expected to generate. These future cash flows are discounted to present value using a discount rate derived from the Company’s cost of capital, which reflects its risk profile and stage of development.
The market approach estimates the value by comparing the Company to publicly traded peers operating in similar industries. From these comparable companies, representative market multiples were selected and applied to the Company’s financial metrics to derive an estimate of enterprise value.
The resulting equity values derived from both approaches were then allocated among the various share classes using a hybrid method that incorporated both the Scenario-Based Method (“SBM”), also known as the Probability-Weighted Expected Return Method (“PWERM”), and the Option Pricing Method (“OPM”). This hybrid methodology was selected to reflect potential future outcomes, including a scenario in which the Company completed the initial public offering and another in which it remained privately held.
Under the PWERM, equity values were estimated based on an analysis of potential enterprise values in an initial public offering scenario, taking into account the expected timing and pricing of such an event. For each scenario, equity value was allocated to the share classes under the assumption that each class would act to maximize its economic value with respect to conversion. The scenario-based values were then weighted according to the estimated probability of each scenario occurring and discounted to then-present value.
The OPM was used to estimate the value of the equity classes assuming the Company remained private. This method treated common equity as call options on the Company’s enterprise value, with exercise prices based on the liquidation preferences of the Series A and Series B Preferred Stock (subsequently converted in the initial public offering). Under this framework, common equity was deemed to have value only to the extent the total equity value exceeded the aggregate liquidation preferences at the time of a liquidity event. Once the liquidation preferences were met, any excess value would be shared among the equity holders according to their economic rights, including the impact of conversion features. The analysis also considered the impact of outstanding RSUs.
After the equity values were allocated to the respective share classes, discounts for lack of marketability (“DLOM”) were applied to arrive at the fair value of the common equity. The DLOM reflects the reduced liquidity of private

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company stock and incorporated factors such as limited transferability, expected holding periods, transaction costs, and market volatility, all of which contributed to a lower fair value compared to a freely tradable security. Estimated volatility ranged from 41% to 46%, and the discount for lack of marketability ranged from 6% to 14%.
On August 26, 2025, our Board approved a refresh grant of 793,184 RSUs to Mr. Beesley, with vesting subject to satisfaction of certain service-based and liquidity-based requirements. 25% of the service-based condition will be satisfied on each anniversary of January 21, 2025, to align with the vesting schedule of Mr. Beesley’s prior RSU grant, subject to Mr. Beesley’s continued service with Pattern through each applicable vesting date. The liquidity-based condition was satisfied upon our initial public offering in September 2025.
Ms. Alder did not receive an equity award grant in 2025.
In connection with our initial public offering in September 2025, we amended the vesting schedule for all outstanding RSUs so that the liquidity-based condition was satisfied upon the effective date of a registration statement filed by us under the Securities Act for the sale of our Series A common stock, instead of the closing of our initial public offering. There was no accounting expense associated with such modification of RSUs.
Furthermore, in connection with our initial public offering, our Board adopted an equity award grant policy that set forth the process and timing for us to follow when we grant equity awards for shares of our Series A common stock to our employees or advisors or consultants (other than our non-employee directors) pursuant to our equity compensation plans. All grants of equity awards must be approved in advance by our Board, the Compensation Committee or any delegates. Generally, equity awards will be granted on the following regularly scheduled basis as set forth in the equity award grant policy: (a) equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee or the engagement of a new consultant will generally be granted, if at all, on a regular basis and shall become effective on the date on which such grant is approved by the Board, the Compensation Committee or its delegate(s), which shall occur at the regularly scheduled quarterly meeting of the Board, the Compensation Committee or its delegate(s), as applicable; and (b) equity awards granted to existing employees (other than in connection with a promotion) will generally be granted, if at all, on an annual basis and will be effective following the date such grant is approved or such future date as approved by our Board, Compensation Committee or any delegates, as applicable.
Pursuant to the equity award grant policy, the Company will not purposely accelerate or delay the public release of material information in consideration of a pending equity award in order to allow a grantee to benefit from a more favorable stock price. The Board, Compensation Committee or any delegates, as applicable, will consider, and the Company’s management will advise the Board, Compensation Committee or any delegates, as applicable, whenever material nonpublic information is planned to be released to the public in close proximity to the grant of an equity award.
We did not grant any stock options, stock appreciation rights or similar option-like instruments in 2025.

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401(k) Plan. We provide a 401(k) retirement savings plan to help make our overall compensation packages more attractive to all our employees, including our NEOs. We maintain a 401(k) retirement savings plan for U.S. employees that is intended to qualify for favorable tax treatment under Section 401(a) of the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria, including attaining at least three months of service with us. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed. During 2025, we made 100% matching contributions on the first 3% of eligible compensation, and we made 50% matching contributions on the next 2% of eligible compensation, deferred by eligible employees. Matching and nonelective contributions made by us are immediately vested. We did not make any profit-sharing contributions in 2025. The amounts of the matching contributions to our NEOs are included in the ‘‘All Other Compensation’’ column of the Summary Compensation Table.
Health and Welfare Benefits. We provide health and welfare benefits to help make our overall compensation packages and work environment more attractive to all of our employees, including our NEOs. These benefits are provided to our NEOs on the same basis as to our other full-time employees, and include (but are not limited to), medical, dental, vision, life, disability and accidental death and dismemberment insurance plans. In general, we pay the premiums for the life, disability and accidental death and dismemberment insurance for our employees, including our NEOs, subject to certain limitations. We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices.
Employee Stock Purchase Plan. Our executive officers, including our NEOs whose stock ownership is below 5%, are eligible to participate in our employee stock purchase plan (“ESPP”) on the same basis as our other full-time employees. However, no NEO is currently participating in our ESPP. The ESPP permits eligible employees to set aside a portion of their compensation during six-month offering periods and use such contributions to purchase shares of our Series A common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the offering period.
Executive Severance Plan and Change in Control Benefits. In connection with our initial public offering in September 2025, our Board adopted the Severance Plan, in which our NEOs and certain other executives are invited to participate. A detailed description of the Severance Plan is provided in the section titled “Compensation Tables and Narratives— Potential Payments Upon Termination or Change in Control.”
Our Board believes these severance benefits are important from a retention perspective to provide some level of protection to our executives, and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. Further, our Board believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with a potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. Payment of severance is contingent on the executive timely providing us with a general release of claims. The benefits provided in the Severance Plan replaced any severance for which our NEOs may have been eligible under their existing severance and change in control agreements.
Prior to our initial public offering in September 2025 and adoption of the Severance Plan, we previously entered into an offer letter agreement with Mr. Beesley that included certain severance and/or change in control benefits in the case of certain qualifying terminations, a change of control of the company, and/or due to death or disability. These benefits were replaced with the benefits contained in the Severance Plan; however, Mr. Beesley is still eligible for the acceleration of vesting provisions applicable to his awards granted prior to the adoption of the Severance Plan, as

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described in the section titled “Compensation Tables and Narratives— Potential Payments Upon Termination or Change in Control.”
Perquisites and Other Personal Benefits. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation programs. Accordingly, we generally do not provide perquisites or other personal benefits to our NEOs beyond those provided to all employees. In the future, we may provide such benefits to the extent we believe doing so is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.
Nonqualified Deferred Compensation Plan. During 2025, we did not maintain a traditional nonqualified deferred compensation plan.
Tax and Accounting Considerations
Accounting for Stock-Based Compensation. Under ASC Topic 718, we are required to measure the compensation expense for all stock-based awards made to employees and directors based on the grant-date fair value of these awards. We record stock-based compensation expense on an ongoing basis according to ASC Topic 718. The accounting impact of our compensation programs is one of many factors that our Board considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation. Under Section 162(m) of the Code (“Section 162(m)”) compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although our Board or Compensation Committee, as applicable, will continue to consider tax implications as one factor in determining executive compensation, our Board or Compensation Committee, as applicable, also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our company and stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). Our Board and Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Taxation of “Parachute” Payments. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not provided any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 and we have not agreed and are not otherwise obligated to provide any NEO, with such a “gross-up” or other reimbursement payment.
Section 409A of the Internal Revenue Code. Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A of the Code does apply to certain severance arrangements and equity awards. We structure all severance arrangements, and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

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Risks of Our Compensation Policies and Practices
We periodically analyze and evaluate risks arising from our compensation policies and practices and we have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.
Other Compensation Policies and Practices
Insider Trading Policy
General
We have adopted an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to our directors, executive officers, employees and certain other persons. Under the policy, covered individuals may not buy, sell or engage in other transactions (including gifts and pledges) in the Company’s shares while aware of material non-public information, or disclose material non-public information to any unauthorized persons outside of the Company. The policy also restricts trading and other transactions to defined window periods that follow our quarterly earnings releases and requires compliance with pre-clearance procedures before trading. The policy provides guidance as to what constitutes material information and when information becomes public. It addresses transactions by family members and controlled entities and under Company plans, and discusses the consequences of an insider trading violation.
In addition, the policy prohibits our directors, executive officers, employees and certain other persons from trading in puts, calls or any other derivative securities relating to our shares, and engaging in hedging or monetization transactions relating to in our shares (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) or short sales of our shares.
We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2025 Form 10-K.
Policy Prohibiting Hedging and Pledging
In connection with our initial public offering, we adopted and maintain an Insider Trading Policy that, among other things, prohibits all of our employees, our executive officers, including our NEOs, and our directors from engaging in certain transactions and activities relating to our securities. Pursuant to the policy, there is a blanket prohibition on hedging transactions with respect to our securities and our executive officers and the members of our Board are prohibited from engaging in the following transactions:
•selling any of our securities that they do not own at the time of the sale, or a short sale;
•buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities;
•using our securities as collateral in a margin account; and
•pledging our securities as collateral for a loan (or modifying an existing pledge), except as may be approved by our Board.

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Clawback Policy
As a public company, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act. Additionally, in connection with this offering, we have implemented a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recoupment policy in accordance with SEC and Nasdaq requirements, which provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received had the financial results been properly reported.
Equity Award Grant Policy
In connection with our initial public offering, our Board adopted an equity award grant policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our Series A common stock to our employees or advisors or consultants (other than our non-employee directors) pursuant to our equity compensation plans. For more details regarding the equity award grant policy, see section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.”

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Compensation Committee Report
The information contained in this compensation committee report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act or (iv) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company’s 2026 Proxy Statement.

Members of the Compensation Committee
	Scott Hilton (Chairman)	John Bailey

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Compensation Tables and Narratives
Compensation Paid to Executive Officers
The following table sets forth information for the three years ended December 31, 2025 concerning the compensation for services in all capacities to the Company and its subsidiaries as of December 31, 2025, of (i) our PEO, (ii) our PFO, (iii) our only executive officer serving as such at December 31, 2025 other than our PEO and our PFO. We refer to these individuals throughout this Proxy Statement as the ‘‘Named Executive Officers’’ or ‘‘NEOs’’.
The material factors necessary to understand the Summary Compensation Table and the Grants of Plan-Based Awards Table below are described above in the Compensation Discussion and Analysis and in the footnotes to the tables.
Summary Compensation Table for Fiscal Year 2025

						Total
Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	With All Cancelled Stock Awards ($)	Without Any Cancelled Stock Awards ($)
David Wright(3) Co-Founder; Chairman of the Board; Chief Executive Officer (Principal Executive Officer)	2025	835,000		43,517,460(4)	488	44,352,948(4)	835,488
	2024	654,375		4,822,500	—	5,476,875	5,476,875
	2023	580,000		—	11,640	591,640	591,640
Jason Beesley(5) Chief Financial Officer (Principal Financial Officer)	2025	731,000	500,000	12,278,488	2,925	13,512,413	13,512,413
	2024	634,750		344,078	—	978,828	978,828
	2023	500,000		1,011,000	—	1,511,000	1,511,000
Melanie Alder(6) Co-Founder; Chief Strategy Officer	2025	300,000		—	12,000	312,000	312,000
	2024	243,333		1,607,500	9,733	1,860,566	1,860,566
	2023	220,000		—	8,800	228,800	228,800
1.Ms. Alder’s annual base salary reflects pro-rationing due to her reduced-hour employee status during the applicable fiscal years.

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2.Amounts shown are the aggregate grant date fair value of the RSUs granted to the NEOs, determined in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs upon vesting of the RSUs or any sale of the underlying shares. During fiscal years 2023, 2024 and 2025, Mr. Wright, Ms. Alder and Mr. Beesley were granted RSUs that were subject to both service-based and liquidity-based vesting conditions. The grant date fair value of RSUs granted in fiscal years 2023, 2024 and 2025 reported in the table above assumes achievement of the liquidity-based vesting condition and therefore the grant date fair value, calculated in accordance with FASB ASC Topic 718, in the table is based on maximum achievement of the performance conditions, which is the same as the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on probable achievement of the performance conditions. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 12 to our financial statements included in our 2025 Form 10-K for the fiscal year ended December 31, 2025.
3.Mr. Wright is our Co-Founder, Chairman of the Board, CEO, and Principal Executive Officer. Amounts shown in ‘‘All Other Compensation’’ in fiscal year 2025 for Mr. Wright include $488 in premiums paid by the Company for long-term disability insurance.
4.For Mr. Wright, the amount shown in “Stock Awards” for fiscal year 2025 represents the aggregate grant date fair value of the Milestone RSUs that were granted on February 11, 2025, the calculation of which is described in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” Such Milestone RSUs were subsequently cancelled in August 2025 before any performance conditions were achieved. The amount shown in “Total With All Cancelled Stock Awards” includes the grant date fair value of the cancelled Milestone RSUs and the amount shown in “Total Without Any Cancelled Stock Awards” excludes the grant date fair value of the cancelled Milestone RSUs.
5.Mr. Beesley is our CFO and PFO. Amount shown in “Bonus” in fiscal year 2025 represents a discretionary, cash bonus paid to Mr. Beesley for his individual contributions and efforts in successfully completing our initial public offering in September 2025. Amounts shown in ‘‘All Other Compensation’’ in fiscal year 2025 for Mr. Beesley include $2,437 in 401(k) matching contributions and $488 in premiums paid by the Company for long term disability insurance.
6.Ms. Alder is our Co-Founder and Chief Strategy Officer. Amounts shown in ‘‘All Other Compensation’’ in fiscal year 2025 for Ms. Alder include $12,000 in 401(k) matching contributions.
Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents information concerning grants of plan-based awards to each of the NEOs as of December 31, 2025.

		All other Stock Awards; Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards
Name	Grant Date		With All Cancelled Stock Awards ($)	Without Any Cancelled Stock Awards ($)
David Wright	February 11, 2025	8,813,161(2)	43,517,460(2)	__
Jason Beesley	August 26, 2025	793,184(3)	12,278,488(3)	12,278,488(3)
Melanie Alder	—	—	—	—
1.Represent RSUs that vest based on the satisfaction of both service-based and liquidity-based vesting conditions, which is described above under Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation and below in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table.
2.The amounts reported represent the aggregate grant date fair value of the Milestone RSUs granted to our Mr. Wright on February 11, 2025, the calculation of which is described in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” Such Milestone RSUs were subsequently cancelled in August 2025 before any performance conditions were achieved. The amount shown in “Grant Date Fair Value of Equity Awards With All Cancelled Stock Awards” includes the grant date fair value of the cancelled Milestone RSUs and the amount shown in “Grant Date Fair Value of Equity Awards Without Any Cancelled Stock Awards” excludes the grant date fair value of the cancelled Milestone RSUs.

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3.The amounts reported represent the aggregate grant date fair value of the RSUs granted to Mr. Beesley during fiscal year 2025, calculated in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by Mr. Beesley upon vesting of the RSUs or any sale of the underlying shares. During fiscal year 2025, Mr. Beesley was granted RSUs that are subject to both service-based and liquidity-based vesting conditions. The grant date fair value of RSUs granted in fiscal year 2025 reported in the table above assumes achievement of the liquidity-based vesting condition and therefore the grant date fair value, calculated in accordance with FASB ASC Topic 718, in the table is based on maximum achievement of the performance conditions, which is the same as the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on probable achievement of the performance conditions. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs are set forth in Note 12 to our financial statements included in our 2025 Form 10-K for the fiscal year ended December 31, 2025.
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each NEO as of December 31, 2025.

			Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David Wright	September 9, 2024	September 1, 2024	187,500(3)	2,163,750
Jason Beesley	April 13, 2023	March 3, 2023	75,000(4)	865,500
	May 10, 2024	January 1, 2024	21,135(4)	243,898
	August 26, 2025	January 21, 2025	793,184(4)	9,153,343
Melanie Alder	September 9, 2024	September 1, 2024	62,500(3)	721,250
1.Each equity award is subject to the terms of our 2019 Plan. The equity awards are subject to certain acceleration of vesting provisions pursuant to the Severance Plan (or, in the case of Mr. Beesley’s equity awards granted prior to our initial public offering in September 2025, subject to certain acceleration of vesting provisions pursuant to his offer letter). None of our NEOs have received any stock options.
2.Amounts are calculated by multiplying the number of RSUs shown in the table by closing market price of a share of our Series A common stock on December 31, 2025, which was $11.54.
3.The RSUs are subject to vesting based on the satisfaction of both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as follows: 50% of the RSUs satisfy such condition on the first anniversary of the vesting commencement date and the remaining 50% of the RSUs satisfy such condition on the second anniversary of the vesting commencement date, subject to the NEO’s continued service with us on each applicable date. The liquidity-based condition is satisfied on the earlier of our change in control, as defined in the applicable award agreement, or the effective date of a registration statement filed by us under the Securities Act for the sale of our Series A common stock, in each case prior to the expiration date. The liquidity-based condition was satisfied by our initial public offering in September 2025.
4.The RSUs are subject to vesting based on the satisfaction of both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as follows: 25% of the RSUs satisfy such condition on the first anniversary of the vesting commencement date and the remaining 75% of the RSUs satisfy such condition in three (3) equal annual installments thereafter, subject to the NEO’s continued service with us on each applicable date. The liquidity-based vesting condition is satisfied on the earlier of our change in control, as defined in the applicable award agreement, or the effective date of a registration statement filed by us under the Securities Act for the sale of our Series A common stock, in each case prior to the expiration date. The liquidity-based condition was satisfied by our initial public offering in September 2025.

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Option Exercises and Stock Vested in Fiscal Year 2025
The following table sets forth the number of shares acquired and the value realized upon vesting of RSUs during the fiscal year ended December 31, 2025, by each of our NEOs. There were no stock options exercised in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David Wright	187,500	2,625,000
Jason Beesley	932,045	13,048,630
Melanie Alder	62,500	875,000
1.The value realized upon vesting of RSUs is calculated by multiplying the number of shares of RSUs vested by the market price on the vest date (or the preceding trading day if the vesting date was not a trading day).
Fiscal Year 2025 Pension Benefits
We did not offer any defined benefit pension plans for our employees in 2025.
Fiscal Year 2025 Nonqualified Deferred Compensation
We did not offer any non-qualified deferred compensation arrangements for our employees in 2025.
Potential Payments Upon Termination or Change in Control
Jason Beesley
Prior to completion of our initial public offering in September 2025, Mr. Beesley entered into an offer letter which provided for certain post-employment compensation benefits, which were superseded in large part by the post-employment compensation benefits conferred on Mr. Beesley in the Severance Plan adopted by the Board in connection with the initial public offering. However, Mr. Beesley’s acceleration rights under his offer letter, for awards granted prior to the initial public offering, were grandfathered and remain intact, as described below.
Pursuant to Mr. Beesley’s offer letter, in the event of a change of control, as defined in the applicable award agreement, other than an initial public offering, the service-based vesting condition for Mr. Beesley’s outstanding RSUs were to be deemed fully satisfied, provided that upon the closing of such change of control, 50% of the value of such RSUs would be paid to Mr. Beesley in cash upon the closing of the change of control and the remaining 50% would be paid to him on the first anniversary of the closing of the change of control, unless Mr. Beesley had been terminated for cause, as defined in the 2019 Plan, prior to the date that payment of the second installment came due. Mr. Beesley will be entitled to payment of the second installment upon his termination without cause, as defined in the applicable award agreement, Mr. Beesley’s resignation for good reason, as defined in the offer letter, Mr. Beesley’s death or Mr. Beesley’s termination due to disability.
In addition, in the event of death, disability or voluntary resignation other than a resignation for good reason upon a prior notice of at least three (3) months, as defined in the offer letter, he would be entitled to his then vested RSUs, and, with respect to twenty-five percent (25%) of his RSUs that would have time-vested on the next immediate anniversary

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of the vesting commencement date had he remained employed, a portion of such unearned twenty-five percent (25%) of the RSUs equal to the product of (x) the twenty-five percent (25%) and (y) the fraction, the numerator of which is the number of months (partial deemed an entire month) he was employed during the 12-month period that ends on the immediate upcoming anniversary of his vesting commencement date, and the denominator of which is 12.
Furthermore, (i) in the event that Mr. Beesley had been terminated without cause, as defined in the applicable award agreement, or resigned for good reason, as defined in his offer letter, prior to the first anniversary of the applicable grant date of his RSUs, he would be entitled to receive one (1) year of base salary payable in a lump sum within 30 days of the date his employment ceases, and the RSUs would be forfeited and (ii) in the event that Mr. Beesley was terminated without cause or resigned for good reason after the first anniversary of the applicable grant date of his RSUs, he would be entitled to his then vested RSUs and fifty-percent (50%) acceleration of time-based vesting with respect to his unvested RSUs as of the date immediately prior to the date his employment ceased, subject, in each case, to Mr. Beesley’s timely execution of a separation agreement including a release in favor of us.
Executive Severance Plan
In connection with our initial public offering, our Board adopted the Severance Plan, which provides that upon a (i) termination of employment by us for any reason other than due to “cause,” as defined in the Severance Plan, death or “disability,” as defined in the Severance Plan, or (ii) resignation for “good reason”, as defined in the Severance Plan, in each case outside of the change in control period (i.e., the period beginning three months prior to and ending 12 months after a “change in control,” as defined in the Severance Plan), an eligible executive officer will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (A) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our CEO, 12 months for Tier 2 officers (which is determined by the plan administrator and includes the NEOs other than the CEO) and 6 months for Tier 3 officers (which is determined by the plan administrator) and (B) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive officer if he or she had remained employed by us for up to 12 months for our CEO, 12 months for Tier 2 officers and 6 months for Tier 3 officers. The payments under (A) and (B) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our CEO, 12 months for Tier 2 officers and 6 months for Tier 3 officers.
The Severance Plan also provides that upon a (I) termination by us other than due to cause, death or disability or (II) resignation for good reason, in each case within the change in control period, an eligible executive officer will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective and irrevocable release of claims in favor of the company and continued compliance with all applicable restrictive covenants, (w) a lump sum amount equal to 150% of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our CEO, 100% of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) for our Tier 2 officers and 50% of the base salary and 50% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control if higher) for our Tier 3 officers, (x) an amount equal to the monthly employer contribution, based on the premiums as of the date of termination, that we would have made to provide health insurance for the applicable executive officer if he or she had remained employed by us for up to 18 months for our CEO, up to 12 months for our Tier 2 officers and up to 6 months for our Tier 3 officers, and (z) for all outstanding and unvested equity awards of the company that are subject to time-based vesting held by the officer, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied in accordance with the terms of the applicable award agreement.
In addition, Mr. Beesley shall continue to be eligible for the acceleration of vesting provisions applicable to Mr. Beesley’s awards granted prior to the adoption of the Severance Plan, as described above.

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The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible officer, including the NEOs, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the officer.
Potential Payments Upon Termination or Change in Control Table
The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that one of the triggering events below occurred as of December 31, 2025. The market price of a share of our Series A common stock on December 31, 2025 was $11.54.

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Name	Change in Control (no termination of employment)(1) ($)	Termination Without Cause or for Good Reason not in connection with a Change in Control ($)	Termination upon Death, Disability or Voluntary Resignation not in connection with a Change in Control ($)	Termination upon Death, Disability, Without Cause or for Good Reason in connection with a Change in Control ($)

David Wright(2)
Cash Severance	__	835,000(3)	__	1,252,500(4)
Benefits Continuation	__	20,316(5)	__	30,474(6)
RSU Acceleration	__	__	__	2,163,750(7)
Jason Beesley(2)
Cash Severance	__	731,000(3)	__	731,000(4)
Benefits Continuation	__	18,144(5)	__	18,144(6)
RSU Acceleration	10,262,741(8)	5,131,371(9)	2,565,685(10)	10,262,741(7)
Melanie Alder(2)
Cash Severance	__	300,000(3)	__	300,000(4)
Benefits Continuation	__	0(5)	__	0(6)
RSU Acceleration	__	__	__	721,250(7)
1.Assumes that all outstanding equity awards were not assumed, continued or substituted by an acquirer or successor in such change in control. Under the 2025 Plan, in connection with a change in control, if outstanding equity awards are not assumed, continued or substituted by an acquirer or successor, then all time-based awards will become immediately vested and exercisable, as applicable, as of the effective time of the change in control. All awards outstanding on December 31, 2025 were granted under our 2019 Plan.
2.Under our Severance Plan, Mr. Wright is designated a “Tier 1” officer and Mr. Beesley and Ms. Alder are designated “Tier 2” officers.
3.Represents 12 months of the NEO’s base salary.
4.For Mr. Wright, represents the sum of (i) 18 months of base salary and (ii) 150% of target annual bonus opportunity in effect immediately prior to termination. For Mr. Beesley and Ms. Alder, represent the sum of (i) 12 months of base salary and (ii) 100% of target annual bonus opportunity in effect immediately prior to termination. The values include $0 for target annual bonus opportunity since the Company does not maintain a formal, short-term incentive program and the NEOs do not have target annual bonuses.
5.Represents 12 months of our contribution towards health insurance, based on our actual costs to provide health insurance to the NEO as of the date of termination.
6.For Mr. Wright, represents 18 months of our contribution towards health insurance, based on our actual costs to provide health insurance to Mr. Wright as of the date of termination. For Mr. Beesley and Ms. Alder, represent 12 months of our contribution towards health insurance, based on our actual costs to provide health insurance to Mr. Beesley and Ms. Alder as of the date of termination.
7.Represents the value of acceleration of vesting of 100% of the NEO’s unvested and outstanding equity awards.
8.Represents the value of acceleration of vesting of 100% of Mr. Beesley’s RSUs that were granted before the initial public offering, of which 50% of the value will be paid in cash upon the closing of the change of control and the remaining 50% will be paid on the first anniversary of the closing of the change of control.
9.Represents, for Mr. Beesley’s RSUs that were granted before the initial public offering, the value of acceleration of vesting of 50% of his RSUs.
10.Represents the pro-rated value of acceleration of vesting of 25% of Mr. Beesley’s RSUs that were granted before the initial public offering, based on the number of months he was employed during the applicable 12-month period.

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PEO Pay Ratio

22 to 1 PEO Pay Ratio (Without Any Cancelled Stock Awards)
Following is a description of the relationship of the total annual compensation of our median employee identified in 2025 under the below criteria (‘‘Median Employee’’), and the total annual compensation of our CEO and PEO, Mr. Wright. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules provide companies with significant flexibility in identifying the Median Employee and calculating the pay ratio, including flexibility to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio below may not be comparable with the pay ratios of other companies, even companies within our industry.
For 2025, our last completed fiscal year:
•the annual total compensation of our Median Employee was $38,120;
•the annual total compensation of Mr. Wright, as reported in the Summary Compensation Table included in this Proxy Statement, in the column titled “Total Without Any Cancelled Stock Awards,” is $835,488. Based on this information, for 2025, the ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee is 22 to 1; and
•the annual total compensation of Mr. Wright, as reported in the Summary Compensation Table included in this Proxy Statement, in the column titled “Total With All Cancelled Stock Awards,” is $44,352,948. Based on this information, for 2025, the ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee is 1,164 to 1.
To identify the median of the annual total compensation of all our employees, and to determine the annual total compensation of the Median Employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
We determined that, as of October 1, 2025, our employee population consisted of approximately 2,032 individuals working at Pattern Group Inc. and its consolidated subsidiaries, with 878, or 43.2%, of these individuals located in the United States, and the remaining 1,154, or 56.8%, located abroad in the countries set forth below. Because our non-U.S. employees account for more than 5% of our total employee population, we included all of our non-U.S. employees in our analysis. We used our existing internal payroll records to determine that non-U.S. employees accounted for more than 5% of our total employee population as of October 1, 2025. Our employee population is located in the below areas:

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Country	Approximate No. Employees on October 1, 2025
United States	878
India	809
China	179
United Kingdom	76
Australia	37
Hong Kong	18
United Arab Emirates	14
Canada	9
Germany	4
Poland	4
Serbia	3
Singapore	1
To identify the ‘‘median employee’’ from our employee population, we used our internal records, which track annualized wages and salaries for all of our employees as well as additional pay components such as overtime, bonuses, commissions, and other benefits provided by the Company to determine the total compensation for each of our employees who were employed by the Company on October 1, 2025, excluding Mr. Wright. For our employees located abroad that were paid in a currency other than US Dollars, we converted their compensation into US Dollars using the exchange rate on October 1, 2025 (1 INR = $0.011275 USD; 1 CNY = $0.140449 USD; 1 GBP = $1.3474 USD; 1 AUD = $0.6605 USD; 1 HKD = $0.128515 USD; 1 AED=$0.2723 USD; 1 CAD = $0.716692 USD; 1 EUR = $1.1723 USD; 1 PLN = $0.2755 USD; 1 RSD = 0.0100 USD; 1 SGD = $0.776217 USD). No cost of living adjustments were made for non-U.S. employees to identify the median employee. We annualized pay for employees employed for less than a full fiscal year (e.g. new hires, employees on leave, etc.) but did not annualize pay for temporary or seasonal positions.
Using this methodology, we determined that our Median Employee is a full-time, salaried employee located in Pune, India. Our Median Employee’s annual wages for the 12-month period ended December 31, 2025 were $40,928. With respect to the annual total compensation of our Median Employee, we identified and calculated the elements of such employee’s compensation for the year ended December 31, 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $38,120. The difference between such employee’s annual wages and the employee’s actual annual total compensation represents a difference of $2,808 paid to the employee due to the employee receiving a salary increase of approximately 12% on August 1, 2025, which the employee received for a partial year.
With respect to the annual total compensation of Mr. Wright in 2025, we used the amount reported in the ‘‘Total’’ column of the Summary Compensation Table included in this Proxy Statement without annualizing the compensation, and disclosed his Total compensation, both with his cancelled Milestone RSUs and without his cancelled Milestone RSUs.

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Pay Versus Performance
Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K requires us to provide the following disclosure regarding the compensation for our CEO, who is our PEO, and the average compensation for our other non-PEO Named Executive Officers (“Non-PEO NEOs”). The amounts shown for “compensation actually paid” have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by any of our NEOs. The table includes adjustments as described in the footnotes and also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, net income, and our company-selected measure, which is revenue. Our initial public offering occurred in September 2025, and we do not present information for years prior to when we became a public reporting company. The information contained in this “Compensation Tables and Narratives—Pay Versus Performance” section will not be incorporated into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference therein.
Pay Versus Performance Table

	Summary Compensation Table Total for PEO ($)(1)		Comp. Actually Paid to PEO ($)(2)	Average Summary Comp. Table Total for Non-PEO NEOs ($)(1)	Average Comp. Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in millions)(5)	Company Selected Measure: Revenue ($ in millions)(6)
Year	With All Cancelled Stock Awards ($)	Without Any Cancelled Stock Awards ($)				Total Stockholder Return ($)(3)	Peer Group Total Stockholder Return ($)(4)
2025	44,352,948	835,488	5,624,238	6,912,207	13,226,773	73.83	103.13	16.25	2,501.31
1.Amounts shown are the total compensation as calculated in the Summary Compensation Table for our CEO and PEO (Mr. Wright) and the average for our non-PEO NEOs (Ms. Alder and Mr. Beesley).
2.Amounts shown reflect “compensation actually paid” for our CEO and PEO and the average compensation actually paid for our non-PEO NEOs, calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received. As required, the dollar amounts include (among other items) unvested amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either individual during the applicable years. The adjustments made to the Summary Compensation Table to determine compensation actually paid (with fair value measured at year-end rather than at grant) are shown in the table below.
3.Total Stockholder Return reflects the cumulative total shareholder return of an initial $100 investment in our Series A common stock, measured from the stock price at market close on September 19, 2025 ($15.63 per share) (the date our Series A common stock began trading on Nasdaq), and calculated using the stock price at market close on December 31, 2025 ($11.54 per share). Historic stock price performance is not necessarily indicative of future stock price performance. There were no dividends or other earnings paid in the covered fiscal years.
4.The peer group used for the purpose of this disclosure in each covered year is the S&P 500 Information Technology (Sector) Index which we also use in the stock performance graph required by Item 201(e) of Regulation S-K included in our 2025 Form 10-K. This column assumes $100.00 was invested in this peer group on September 19, 2025 (same period as used for footnote (3) above).
5.Reflects the Net Income reported in our audited financial statements for the fiscal year.
6.Revenue, in our view, represents a core driver of the Company’s performance and stockholder value creation hence is considered the most important financial measure used to link compensation actually paid to our CEO and Non-PEOs to our performance in 2025.

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	PEO In 2025		Average Non-PEO NEOs In 2025 ($)
Year: 2025	With All Cancelled Stock Awards ($)	Without Any Cancelled Stock Awards ($)
Total Compensation from Summary Compensation Table (a)	44,352,948 (b)	835,488	6,912,207
Adjustments for Equity Awards:
Adjustments for grant date values of options and stock awards in the Summary Compensation Table	(43,517,460)	—	(6,139,244)
Subtotal	835,488		772,963
Year-end fair value of unvested awards granted in the covered year	—		4,576,672
Year-over-year difference of year-end fair values for unvested awards granted in prior years (c)	2,163,750		915,324
Fair values at vest date for awards granted and vested in the covered year	—		—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years (d)	2,625,000		6,961,815
Adjustments for any awards granted in prior years that failed to meet the applicable vesting conditions during the covered year	—		—
Compensation Actually Paid (as calculated)	5,624,238		13,226,773
(a)No dividends or earnings were paid, and there were no changes in pension values as we do not sponsor any pensions. Other than the Milestone RSUs, described in footnote (b) below, amounts shown include aggregate grant date fair value of the RSUs granted to the NEOs, determined in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs upon vesting of the RSUs or any sale of the underlying shares. During fiscal year 2025, Mr. Beesley was granted RSUs that were subject to both service-based and liquidity-based vesting conditions. The grant date fair value of Mr. Beesley’s RSUs granted in fiscal year 2025 reported in the table above assumes achievement of the liquidity-based vesting condition and therefore the grant date fair value, calculated in accordance with FASB ASC Topic 718, in the table is based on maximum achievement of the performance conditions, which is the same as the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on probable achievement of the performance conditions. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 12 to our financial statements included in our 2025 Form 10-K for the fiscal year ended December 31, 2025.
(b)The amounts reported includes $43,517,460 for the aggregate grant date fair value of the Milestone RSUs granted to Mr. Wright on February 11, 2025, the calculation of which is described in the section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation.” Such Milestone RSUs were subsequently cancelled in August 2025 before any performance conditions were achieved.
(c)This amount reflects the value of unvested shares as of December 31, 2025. Shares granted in prior periods did not have a value in the prior year because the liquidity vesting condition had not been satisfied prior to the Company’s initial public offering.
(d)This amount reflects the value of shares that vested during 2025. Shares that were granted in prior periods did not have a value in the prior year because the liquidity vesting condition had not been satisfied prior to the Company’s initial public offering.

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Most Important Measures for Determining Named Executive Officer Pay
The measures listed below were the most important performance measures used to align the compensation actually paid to our NEOs in 2025 with our performance.
•Revenue
•Adjusted EBITDA
•Free Cash Flow
Relationship between Pay and Performance
We completed our initial public offering in September 2025. Compensation Actually Paid (“CAP”), as defined by SEC rules, reflects adjustments to the value of equity awards based on factors such as year-end stock price, but does not represent actual payouts. CAP generally moves with our stock price. While revenue was not part of a formal 2025 compensation plan, we view revenue as the most important measures for determining executive officer pay because it represents a core driver of the Company’s performance and stockholder value creation. The relationship between CAP and each of TSR, and net income is expected to become more meaningful over time as we establish a longer track record as a public company.
Below are graphs showing the relationship of “Compensation Actually Paid” to our CEO and other NEOs (on average) in our fiscal year 2025 to (1) TSR of our common stock and the S&P 500 Information Technology (Sector) Index, (2) our net income, and (3) our Revenue.

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Compensation of Directors
Director Agreements
Susan Taylor and Ann Mather. Ms. Taylor and Ms. Mather joined our Board on May 28, 2025 and June 17, 2025, respectively. We entered into a director agreement with each of Ms. Taylor and Ms. Mather. Pursuant to such director agreements, each of Ms. Taylor and Ms. Mather is eligible to receive an initial grant of 25,030 RSUs for Pattern’s common stock (the “Initial Grant”) which was granted following the applicable individual’s appointment to our Board and which is subject to vesting based on the satisfaction of both certain service- and liquidity-based vesting conditions. With respect to the service-based vesting condition, one-third of the Initial Grant will satisfy such condition in three (3) equal annual installments on the first three anniversaries, respectively, of the applicable individual’s appointment to our Board, subject to the applicable individual’s continued service with Pattern on each applicable date. Pursuant to such director agreements, each of Ms. Taylor and Ms. Mather is also eligible to receive an annual grant of 11,780 RSUs for Pattern’s common stock (the “Annual Grant”) which will be granted following the applicable individual’s appointment to our Board and, which will be subject to vesting based on the satisfaction of both certain service- and performance-based vesting conditions. With respect to the service-based vesting condition, the Annual Grant will satisfy such condition on the earlier of one year from the date of the applicable individual’s appointment to our Board or the next annual meeting of our stockholders, subject to the applicable individual’s continued service with Pattern on the applicable date. The Initial Grant and the Annual Grant liquidity-based vesting condition was satisfied when our registration statement was declared effective in our initial public offering.
In addition, pursuant to such director agreements, each of Ms. Taylor and Ms. Mather is entitled to receive an annual cash retainer of $55,000, payable in equal quarterly installments (and for Ms. Taylor only, an initial annual cash retainer of $18,000, payable in equal quarterly installments, for services on the Audit Committee, which amount increased to $24,000 following our initial public offering). Each of Ms. Taylor and Ms. Mather is eligible to receive reimbursement for her travel expenses reasonably incurred for performing her obligations as a director.
Non-Employee Director Compensation Policy
Our non-employee directors receive cash and equity compensation for their service on the Board and its committees. The Compensation Committee is responsible for recommending to the Board the compensation of our non-employee directors; however, the Board ultimately approves the compensation for our non-employee directors. The Compensation Committee is empowered to engage outside advisors, experts, and others to assist it in evaluating and making recommendations regarding non-employee director compensation. The Board and Compensation Committee, as applicable, engaged Compensia to provide market data regarding non-employee director compensation in February 2025 in connection with the initial public offering. As part of its annual review process, the Compensation Committee reviews the non-employee director compensation to evaluate whether it is competitive with market practices. The Compensation Committee and Board will continue to monitor compensation trends, competitive practices, tax regulations, and other matters related to non-employee director compensation, and make adjustments as appropriate.
In establishing the non-employee director compensation, the Board considers competitive market data for comparable companies provided to it by the Compensation Committee’s independent compensation consultant, and also the appropriate compensation for the amount of time and effort the directors are required to devote to the Company’s business. Taking these factors into consideration, in an attempt to provide fair compensation to the non-employee directors for their services to the Company, the Board adopted a non-employee Director Compensation Policy on September 9, 2025, in connection with our initial public offering, the material terms of which are described below.
Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) as set forth below:

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Annual Retainer ($)
Board of Directors: Members Non-executive chair Lead Independent Director	55,000 25,000 25,000

Additional Annual Retainer ($)
Audit Committee: Members (other than chair) Chair	10,000 24,000
Compensation Committee: Members (other than chair) Chair	8,000 20,000
Nominating and Corporate Governance Committee: Members (other than chair) Chair	5,600 12,800
In addition, the non-employee director compensation policy provides that upon initial election to our Board, each non-employee director will be granted a RSU award with a value of $375,000 (“Initial Grant”). The Initial Grant will vest in equal installments on the first, second, and third anniversaries of the grant date, subject to continued service through the applicable vesting date. Further, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual RSU award with a value of $187,500 (“Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. If a non-employee director joins our Board on a date other than the date of the annual meeting of our stockholders, then such non-employee director will be granted, upon appointment to our Board, a prorated portion of the Annual Grant based on the number of days between such appointment and the first June 15th following such appointment as the numerator and 365 as the denominator (the “Pro-Rated Annual Grant”). The Pro-Rated Annual Grant will vest in full on the earlier of: (i) the first anniversary of the grant date, or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. The Initial Grants and Annual Grants (including any Pro-Rata Annual Grants) are subject to full accelerated vesting upon the sale of Pattern.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director of Pattern in a calendar year period for services as a director will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof.
Employee directors will receive no additional compensation for their service as a director.
Director Compensation Table for Fiscal Year 2025
The following table presents the total compensation for each person who served as a non-employee director of our Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our Board in 2025 for their services as members of the Board. Mr. Wright and Ms. Alder served as members of our Board, as well as serving as employees, and were not separately compensated for their services as members of the Board. The compensation paid to Mr. Wright and Ms. Alder are reported in the “Compensation Tables and Narratives—Summary Compensation Table for Fiscal Year 2025.”

70	Pattern Group

Table of Contents	PEO Pay Ratio

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)

John Bailey	22,000	—	—	22,000
Daniel Gay	16,250	—	—	16,250
Scott Hilton	58,750	—	—	58,750
Ann Mather	27,500	656,690	—	684,190
Susan Taylor	46,223(3)	656,690	—	702,913
1.As of December 31, 2025, Ms. Mather, Ms. Taylor, and Mr. Hilton held 36,810, 36,810, and 12,500 RSUs, respectively. As of December 31, 2025, Mr. Bailey and Mr. Gay did not hold any outstanding equity awards.
2.Amounts shown are the aggregate grant date fair value of the RSUs granted to the non-employee directors, determined in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the non-employee directors upon vesting of the RSUs or any sale of the underlying shares. During fiscal year 2025, the non-employee directors were granted RSUs that were subject to both service-based and liquidity-based vesting conditions. The grant date fair value of RSUs granted in fiscal year 2025 reported in the table above assumes achievement of the liquidity-based vesting condition and therefore the grant date fair value, calculated in accordance with FASB ASC Topic 718, in the table is based on maximum achievement of the performance conditions, which is the same as the grant date fair value, calculated in accordance with FASB ASC Topic 718, based on probable achievement of the performance conditions. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 12 to our financial statements included in our 2025 Form 10-K for the fiscal year ended December 31, 2025. Amounts reported in this column reflects the accounting cost for the award and does not correspond to the actual economic value that may be received by our directors upon vesting of the RSUs or any sale of the shares.
3.Ms. Taylor’s ‘Fees Earned or Paid in Cash’ are prorated for her service on the Board starting May 2025.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our Series A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by security holders	8,169,951(1)	—	20,186,755(2)(3)
Equity compensation plans not approved by security holders	—	—	—
Total	8,169,951	—	20,186,755
1.Represents shares subject to outstanding RSU awards under the 2019 Plan and 2025 Plan. No new awards may be granted under the 2019 Plan. The amount reflected does not include purchase rights accruing under the ESPP as of December 31, 2025 because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2026.

2026 Proxy Statement	71

PEO Pay Ratio	Table of Contents

2.Represents shares available for issuance under the 2019 Plan, 2025 Plan, and the ESPP, in each case as of December 31, 2025. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed the number of shares of Series A common stock determined by dividing $25,000 by the fair market value of the Series A common stock on the first day of the offering. The amount reflected includes purchase rights accruing under the ESPP as of December 31, 2025 because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on May 31, 2026.
3.The 2025 Plan provides that the number of shares reserved and available for issuance under the 2025 Plan will automatically increase each January 1, beginning on January 1, 2026 and ending on (and including) January 1, 2035 by up to 3% of the outstanding number of shares of our Series A and Series B common stock on the immediately preceding December 31 (on an as converted to Series A common stock basis) or such lesser number of shares as determined by our plan administrator. The shares underlying any awards under the 2019 Plan and the 2025 Plan that are forfeited, canceled, held back to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without issuance of stock or otherwise terminated (other than by exercise) will be added into the 2025 Plan. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2026 and ending on (and including) January 1, 2035 by the least of (i) 3,086,351 shares of our Series A common stock, (ii) 1% of the outstanding number of shares of our Series A and Series B common stock on the immediately preceding December 31 (on an as converted to Series A common stock basis) or (iii) such lesser number of shares as determined by our plan administrator. No increase was made to the 2025 Plan or the ESPP from January 1, 2026.

72	Pattern Group

Report of the Audit Committee
The information contained in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act or (iv) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed “filed” under either the Securities Act or the Exchange Act.
The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.
The Audit Committee consists solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.
As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm based on the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
Among other matters, the Audit Committee monitors and approves the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention, and oversight of the independent registered public accounting firm. The Audit Committee also reviews results of the external audit work regarding the adequacy and appropriateness of the Company’s financial, accounting, and internal controls.

2026 Proxy Statement	73

Report of the Audit Committee	Table of Contents

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the consolidated financial statements for the year ended December 31, 2025. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable auditing standards of the PCAOB and the requirements of the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2025 Form 10-K for the fiscal year ended December 31, 2025 for filing with the Commission.

Members of the Audit Committee
	Susan Taylor (Chairman)	John Bailey	Scott Hilton

74	Pattern Group

Share Ownership of Management, Directors, Nominees and 5% Stockholders
The following table sets forth information regarding the beneficial ownership of our stock as of the Record Date (“Beneficial Ownership Date”) for:
•each person or entity who is known by us to own beneficially more than 5% of any class of our voting securities;
•each of our directors and nominees;
•each of our NEOs; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Beneficial Ownership Date, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 155,063,921 shares of our Series A common stock and 21,702,510 shares of our Series B common stock outstanding on the Beneficial Ownership Date. Percentage ownership of voting power represents voting power with respect to all shares of our Series A common stock and Series B common stock, as a single class. Each holder of our Series A common stock is entitled to one vote per share and each holder of our Series B common stock is entitled to 20 votes per share. Each outstanding share of Series B common stock is convertible at any time at the option of the holder into one share of Series A common stock.
Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Pattern Group Inc., 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043.

2026 Proxy Statement	75

Share Ownership	Table of Contents

	Pattern Shares Beneficially Owned Series A Common Stock		Pattern Shares Beneficially Owned Series B Common Stock		Total of Series A and Series B Common Stock
Beneficial Owner (Name and Address)	Number of Shares (#)(1)	Percent	Number of Shares (#)(1)	Percent	Number of Shares (#)(1)	Percent Aggregate Shares	Percent Aggregate Voting Power
5% Stockholders
KL Pattern Holdings LP and associated entities(2)	28,176,542	18.2%	___	___	28,176,542	15.9%	4.8%
Directors, Nominees and NEOs
David Wright(3)	74,856,239	48.3%	21,702,510	100%	96,558,749	54.6%	86.4%
Melanie Alder(3)	74,856,239	48.3%	21,702,510	100%	96,558,749	54.6%	86.4%
Jason Beesley	670,410	*	___	___	670,410	*	*
John Bailey(2)	28,176,542	18.2%	___	___	28,176,542	15.9%	4.8%
Scott Hilton	50,000	*	___	___	50,000	*	*
Ann Mather	___	___	___	___	___	___	___
Susan Taylor	___	___	___	___	___	___	___
All Current Directors and Executive Officers as a Group (7 persons)	103,753,191	66.9%	21,702,510	100%	125,455,701	71.0%	91.3%
*    Less than 1% of the outstanding shares of stock.
1.No director, nominee, or executive officer has any shares issuable under stock-based awards or convertible or exchangeable from any other type of equity within 60 days after the Beneficial Ownership Date.
2.Reporting Persons include, (i) KL Pattern Holdings LP ("KL LP") has shared voting power over 27,874,286 shares; (ii) KLC Fund I GP LP ("KLC Fund GP") has shared voting power over 28,176,542 shares; (iii) KLC Fund I UGP LLC ("KLC Fund UGP") has shared voting power over 28,176,542 shares; (iv) Mr. Bailey has shared voting power over 28,176,542 shares. Reporting Persons reported securities that are directly held as follows: 27,874,286 by KL LP and 302,256 by KLC Fund I LP ("KLC Fund I"). Management of KL LP and the management of KLC Fund I are controlled by KLC Fund GP. KLC Fund UGP is the general partner of KLC Fund GP. The management of KLC Fund UGP is controlled by its managing member, Mr. Bailey. As such, Mr. Bailey may be deemed to have voting and dispositive power with respect to the Series A Shares held by KL LP and KLC Fund I. The information regarding these shares is based solely on a Schedule 13D filing made by Reporting Persons on November 7, 2025. The principal business address of the Reporting Persons is c/o Knox Lane LP, 655 Montgomery Street, Suite 1905, San Francisco, CA, 94111.
3.(i) Mr. Wright has shared voting power over 96,558,749 shares; (ii) Ms. Alder has shared voting power over 96,558,749 shares; (iii) Wright Irrevocable Trust has shared voting power over 45,297,280 shares, of which Mr. Wright and Ms. Alder are co-trustees; (iv) Alder Irrevocable Trust has shared voting power over 29,418,585 shares, of which Mr. Wright and Ms. Alder are co-trustees. Mr. Wright and Ms. Alder are married to each other. As spouses, each of Mr. Wright and Ms. Alder directly or indirectly may be deemed to have shared voting and investment power with respect to the shares owned by each other, and accordingly, may be deemed to have beneficial ownership over such shares owned by each other. In addition, each of Mr. Wright and Ms. Alder may be deemed to have acquired beneficial ownership over each other's shares under a Voting Agreement.

76	Pattern Group

Other Information
Certain Relationships and Related Party Transactions
Since January 1, 2025, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, and indemnification arrangements discussed, when required, in the section titled “Compensation Tables and Narratives – Potential Payments Upon Termination or Change in Control” the following is a description of each transaction in 2025 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of September 28, 2021 (“Investors’ Rights Agreement”) that provides, among other things, certain holders of our capital stock, including entities affiliated with KSV Pattern, LLC, an affiliate of Mr. Gay, a member of our Board, and KL Pattern Holdings LP, an affiliate of Mr. Bailey, a member of our Board, with registration rights.
Other Transactions
We leased approximately 7,200 square feet for a certain office and warehouse space in Lehi, Utah from iServe Investments, LLC, an entity wholly owned by Mr. Wright, our co-founder, Chairman of the Board and CEO and Ms. Alder, our co-founder, Chief Strategy Officer and Director through November of 2025. The lease was replaced with another lease effective December 1, 2025, at which time the square footage of the lease was expanded to 21,400 square feet. Under the new lease, the monthly rent for the month of December 2025 was $12,010 per month with associated costs and the monthly rent for each month in 2026 with associated costs is $26,789. For fiscal year 2025, we made aggregate payments under the lease agreement and for associated costs of $142,516. We expect to continue leasing the space in the future.

2026 Proxy Statement	77

Other Information	Table of Contents

We have granted RSUs to our executive officers and certain of our directors. See the section titled “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” for a description of these RSUs.
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. Please see our discussion under “Compensation Tables and Narratives—Potential Payments Upon Termination or Change in Control.”
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent (10%) of our stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC.
Based solely on a review of copies of reports furnished to us or written representations that no reports were required, we believe that all such Section 16(a) filing requirements were met in the last fiscal year.
Householding
Stockholders who share an address may receive only a single copy of the Notice, and if applicable, the Proxy Statement, notice of internet availability and 2025 Form 10-K, unless the Company has received contrary instructions from one or more of the stockholders. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver upon written or oral request a separate copy of the Notice and, if applicable, the Proxy Statement and Form 10-K to any stockholder who contacts our investor relations department at 1441 W. Innovation Way, Suite 500, Lehi, Utah 84043, at (866) 765-1355, or by emailing ir@pattern.com.
Procedure for Nominating Directors for Election at an Annual Meeting
Stockholders may nominate directors for election at an annual meeting by giving timely notice of a director nomination in proper written form to our Corporate Secretary at our principal executive offices, Attention: Corporate Secretary. The number of nominees a stockholder may nominate for election at any meeting may not exceed the number of directors to be elected at such meeting.
For a Stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Corporate Secretary at the Company’s principal executive offices not later than 5:00 p.m. Mountain Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Mountain Time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Stockholder to be timely must be received by the Corporate Secretary not later than 5:00 p.m. Mountain Time on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Director nominations to be made at the 2027 annual meeting of Stockholders must be received by our Corporate Secretary at our principal executive offices not earlier than January 15, 2027, nor later than February 14, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

78	Pattern Group

Table of Contents	Other Information

To be in proper written form, a stockholder’s notice to our Corporate Secretary must be submitted in the timeframe noted above and set forth all of the information required by our Bylaws, including the information required by Rule 14a-19 under the Exchange Act. We recommend that you read our Bylaws in order to understand the requirements for making a director nomination. You may contact our Corporate Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on September 24, 2025, as Exhibit 3.2 to our Current Report on Form 8-K, available at https://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person (as defined in our Bylaws) must comply with all applicable requirements of the Exchange Act.
Procedure for Submitting Other Matters at an Annual Meeting
Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board, for all other matters not included in our proxy materials to be properly brought before the next annual meeting of stockholders of the Company, a stockholder’s notice of the matter that the stockholder wishes to present must be delivered to our Corporate Secretary, in compliance with the procedures and along with the other information required by our Bylaws.
To be timely, a Stockholder proposal must be received by our Corporate Secretary at our principal executive offices not later than 5:00 p.m. Mountain Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Mountain Time on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Stockholder to be timely must be received by the Corporate Secretary not later than 5:00 p.m. Mountain Time on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Stockholder proposals to be presented at the 2027 annual meeting of Stockholders must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not earlier than January 15, 2027, nor later than February 14, 2027.
To be in proper written form, a stockholder’s proposal delivered to our Corporate Secretary must comply with the requirements of our Bylaws. The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to understand the requirements for bringing a proposal.
Procedure for Submitting Rule 14a-8 Stockholder Proposals
Any stockholder proposal intended to be included in the Company’s Proxy Statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at our principal executive offices not later than December 3, 2026. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC. As the rules of the SEC make clear, however, simply submitting a proposal does not guarantee its inclusion.

2026 Proxy Statement	79

Other Information	Table of Contents

Other Matters That May Come Before the Annual Meeting
The Board knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interests of Pattern and its stockholders.
By Order of the Board,
David Wright
Chairman of the Board & Chief Executive Officer
April 1, 2026
Lehi, Utah

80	Pattern Group

1441 W Innovation Way Suite 500
Lehi , Utah 84043

pattern.com

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2026 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 3, and FOR 1 YEAR in Proposal 4.

1. Election of Directors:

	For	Withhold
01 - Scott Hilton	☐	☐
02 - Ann Mather	☐	☐

	1 YR	2 YRS	3 YRS	Abstain
4. A non-binding advisory vote on the frequency (every one, two, or three years) of future Say on Pay Votes (the "Say on Frequency Vote").	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

0494KD

2026 Annual Meeting of Stockholders of Pattern Group Inc.

The 2026 Annual Meeting of Stockholders of Pattern Group Inc. will be held on May 15, 2026 at 10:00 a.m. Mountain Time, virtually via the Internet at https://meetnow.global/MLYHW4L.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Pattern Group Inc.

Notice of 2026 Annual Meeting of Stockholders of Pattern Group Inc.

Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2026

Jason Beesley, Chief Financial Officer, and Ben Craven, General Counsel & Corporate Secretary (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Pattern Group Inc. on May 15, 2026 at 10:00 a.m. Mountain Time, virtually via the Internet at https://meetnow.global/MLYHW4L.

Shares represented by this Proxy will be voted by the Stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors in Proposal 1, FOR Proposals 2 and 3 and FOR 1 YEAR in Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.